As filed with the Securities and Exchange Commission on October 24, 2007

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KANDERS ACQUISITION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-0685284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Landmark Square, 22nd Floor
Stamford, CT 06901
(203) 428-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Warren B. Kanders, Chief Executive Officer
One Landmark Square, 22nd Floor
Stamford, CT 06901
(203) 428-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Lawrence, Esq. Jeffrey S. Tullman, Esq. Kane Kessler, P.C. 1350 Avenue of the Americas New York, New York 10019 (212) 541-6222 (212) 245-3009 – Facsimile	Ann F. Chamberlain, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378 – Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	46,000,000 Units	$10.00	$460,000,000	$14,122.00
Shares of Common Stock included as part of the Units(2)	46,000,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	46,000,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included as part of the Units(4)	46,000,000 Shares	$7.50	$345,000,000	$10,591.50
Total			$805,000,000	$24,713.50

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 6,000,000 Units, consisting of 6,000,000 shares of Common Stock and 6,000,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2007

PROSPECTUS

$400,000,000

Kanders Acquisition Company, Inc.

40,000,000 Units

Kanders Acquisition Company, Inc. is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. We will have no more than 24 months to consummate a business combination. If we fail to do so, we will liquidate and distribute the proceeds held in the trust account to our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of our common stock and one warrant. We are offering 40,000,000 units at a public offering price of $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination or 12 months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 6,000,000 units to cover over-allotments, if any.

Kanders & Company, Inc., which we refer to as Kanders & Company or our founder throughout this prospectus and which is a Delaware corporation controlled by Warren B. Kanders, the Chairman of our Board of Directors and our Chief Executive Officer, has agreed to purchase 6,000,000 warrants, which we refer to as the private placement warrants, at a price of $1.00 per warrant ($6.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into the trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders upon conversion or in the event we are unable to complete a business combination. The private placement warrants will be substantially similar to the warrants included in the units sold in this offering except that if we call the warrants for redemption, the private placement warrants will not be redeemable by us so long as they are still held by our founder or its permitted transferees and may be exercised for cash or on a cashless basis, as described in this prospectus. Our founder has agreed not to transfer, assign or sell any of these warrants (subject to limited exceptions) until after we consummate our initial business combination.

Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved, which we refer to as the buyback period. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback period or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. Our founder has agreed to vote any shares acquired in this offering or in the secondary market, including those purchased pursuant to this limit order, in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence.

Our founder will agree that in the event that the buyback period expires and our founder has purchased less than $25 million of our common stock pursuant to the limit order, it will purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order. We refer to these units throughout this prospectus as the co-investment units.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘    .U’’ on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect the common stock and warrants will be traded on the American Stock Exchange under the symbols ‘‘    ’’ and ‘‘    .WS,’’ respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 29 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$400,000,000
Underwriting discount(1)	$0.70	$28,000,000
Proceeds, before expenses, to us	$9.30	$372,000,000

(1)	Includes $0.325 per unit or $13.0 million in the aggregate ($14.95 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about         , 2007. Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, approximately $9.75 per share, or $390,050,000 in the aggregate (approximately $9.73 per share, or $447,800,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into the trust account, at Morgan Stanley, with Continental Stock Transfer & Trust Company as trustee. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation (which may not occur until the 24 month anniversary of the date of this prospectus).

Citi

Wachovia Securities
Wm Smith & Co.

The date of this prospectus is        , 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Kanders Acquisition Company, Inc. References in this prospectus to ‘‘public stockholders’’ refers to those persons that own the securities offered by this prospectus and our founder or any of our officers or directors who purchase these securities either in this offering or afterwards, including pursuant to the limit order agreement described below, provided that such individuals’ status as ‘‘public stockholders’’ shall only exist with respect to those securities so purchased. References in this prospectus to our ‘‘management team’’ refer to our officers and directors. References in this prospectus to our ‘‘initial stockholders’’ refer to our stockholders immediately prior to this offering. Unless we state otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company formed under the laws of the State of Delaware on August 10, 2007. We were formed to acquire, or acquire control of, a currently unidentified operating business or several operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration. Furthermore, we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our efforts in identifying a prospective target business will not be limited to a particular industry or geography. Rather, we intend to concentrate on industries and target businesses that could potentially have a global presence and that may provide significant opportunities for growth, both organically and through a targeted acquisition program.

Our management team possesses a substantial level of public market, private equity and capital raising experience as investors, operators and managers. We will seek to capitalize on the significant investing experience and contacts of the Chairman of our Board of Directors and Chief Executive Officer, Warren B. Kanders, and our other directors and executive officers. Mr. Kanders has over 20 years of experience investing globally, primarily in public companies, serving on boards of directors and pursuing an investment strategy of utilizing a private equity approach to building public companies. Philip A. Baratelli, our Chief Financial Officer, has senior level financial and operational experience at several publicly traded companies. Gary M. Julien, our Vice President, Corporate Development, has approximately 10 years of experience in sourcing, evaluating, structuring, managing and integrating acquisition-related transactions for several public companies.

Kanders & Company, our founder, which is controlled by Warren B. Kanders, the Chairman of our Board of Directors and our Chief Executive Officer, is a private investment firm based in Stamford, Connecticut, that utilizes a private equity approach to building public companies. The firm provides public and private companies, either entire entities or divisions thereof, with strategic insights and capital for enhancing operating discipline and catalyzing long-term growth, both organically and via carefully selected acquisition opportunities. The firm’s principals believe that the public markets provide an optimal forum to support growth initiatives for operating businesses given the disciplined corporate governance requirements, the permanent capital base resulting from being public and the access to the capital markets that is often necessary to fund growth. Kanders & Company has significant experience building public companies within a variety of industries including aerospace and defense, industrial manufacturing, healthcare, consumer and retail markets through its mergers and acquisitions, corporate development and capital markets experience. Kanders & Company believes its success has been built upon: (i) a strict level of financial and operating discipline; (ii) a history of executing on a plan of building businesses through both an organic and acquisition-focused growth strategy; (iii) a focus on successful integration of target acquisitions; (iv) opportunistic use of public capital markets to finance growth; (v) good corporate governance principles; and (vi) a long-term investment horizon working in tandem with operating management. Similar to the strategies employed by Kanders & Company, our investment premise is to identify business targets that may provide significant opportunities for long-term value creation on a post-acquisition basis with our support.

Warren B. Kanders, the Chairman of our Board of Directors and our Chief Executive Officer, was the Chairman, CEO and largest stockholder of Armor Holdings, Inc. prior to its sale to a wholly-owned subsidiary of BAE Systems plc on July 31, 2007 for cash consideration of approximately $4.5 billion. Armor Holdings, Inc., formerly a New York Stock Exchange-listed company, manufactured and supplied military vehicles, armored vehicles and safety and survivability products and systems for the aerospace & defense, public safety, homeland security and commercial markets. Since the time of Mr. Kanders’ acquisition, through an entity that was wholly-owned by Mr. Kanders, of a majority interest in Armor Holdings, Inc. in 1996, Armor Holdings, Inc.’s revenue grew from approximately $11.0 million to estimated revenue of approximately $3.5 billion in 2007. The company grew both organically and through the completion of over 30 acquisitions, including the $803.0 million acquisition of Stewart & Stevenson Services, Inc. which closed in May 2006. In 2006, Armor Holdings, Inc. was listed as number three on FORTUNE Magazine’s ‘‘100 Fastest-Growing Companies.’’ In 2005, Armor Holdings was awarded ‘‘Corporate/Strategic Firm of the Year’’ by The M&A Advisor, a national award reflecting its leadership and expertise in corporate mergers and acquisitions in the middle market. Based on the $88.00 per share purchase price of BAE Systems’ acquisition of Armor Holdings, the performance of Armor Holdings’ stock price during Mr. Kanders’ investment period generated a 31.4% annual rate of return, making it a leading performer among all companies listed on the NYSE during this period in terms of stock price appreciation. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a distributor of eye care products and services. Benson Eyecare completed 11 acquisitions over a four-year period, growing from an optical dispensary and retail chain with approximately $17.0 million in revenue in 1992 to an integrated optical company with approximately $300.0 million in revenue in 1996. Over this time period, Benson Eyecare grew to a market capitalization in excess of $280.0 million. In 1992, Benson Eyecare was the highest performing stock in terms of stock price appreciation on the American Stock Exchange and posted positive returns every year prior to its sale in 1996.

Our management team has built and maintained broad networks of relationships that we plan to utilize to identify and generate acquisition opportunities. These relationships include, among others, investment bankers, industry entrepreneurs, executives and board members at various public and private companies, business brokers, private equity and venture capital firms, consultants, commercial bankers, attorneys, and accountants. We believe this network will be of significant assistance in helping us identify potential business combination targets. Additionally, target businesses may be brought to our attention through unsolicited calls or mailings. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Kanders, our Chairman of the Board and Chief Executive Officer. However, in each of these cases, our ability to benefit from these extensive relationships may be limited because our Board of Directors has adopted resolutions renouncing, in accordance with Delaware law, any interest or expectancy of our company to be presented any business opportunity that comes to the attention of an officer or director of our company other than a business combination opportunity to acquire a privately held operating entity, if, and only if, (i) such entity has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) and the opportunity is to acquire substantially all of the assets or 50.1% or more of the voting securities of such entity or (ii) the opportunity to acquire such entity is presented by a third party to such officer or director expressly for consideration by us. With respect to all business opportunities, including those described in clause (i) above, but excluding those described in clause (ii) above, the obligation of an officer or director of our company to present a business opportunity to us which may be reasonably required to be presented to us under Delaware law is subject to any pre-existing fiduciary or other obligations the officer or director may owe to another entity. These resolutions adopted by our Board of Directors may not be amended or rescinded in any way except upon prior approval by the holders of a majority of our outstanding shares of common stock.

Messrs. Kanders, Baratelli and Julien have pre-existing fiduciary duties to (i) Clarus Corporation, a publicly-held company with no current operating business, net operating loss carryforwards of approximately $223 million and approximately $85 million of cash and cash equivalents that is currently seeking to acquire a target business in any industry and (ii) Highlands Acquisition Corp., a blank check company with a trust account valued at approximately $134,830,000 as of October 15, 2007 (including deferred underwriting discounts and commissions of approximately $3,990,000) and a focus on acquiring a target business in the healthcare industry. As a result, except for opportunities presented to Messrs. Kanders, Baratelli or Julien expressly for presentation to us, (i) with regard to Clarus Corporation, each of Messrs. Baratelli, Julien or Kanders will not present opportunities to us unless he has first presented the opportunity to Clarus Corporation and Clarus Corporation has rejected it and (ii) with regard to Highlands Acquisition Corp., each of Messrs. Baratelli, Julien or Kanders will not present to us, without first presenting it to Highlands Acquisition Corp., any business opportunity to acquire a privately held operating business if, and only if, (a) the target entity has a fair market value between 80% of the balance in the Highlands Acquisition Corp. trust account (excluding deferred underwriting discounts and commissions) and $500 million, the target entity’s principal business operations are in the healthcare industry and the opportunity is to acquire substantially all of the assets or 50.1% or greater of the voting securities of the target entity or (b) the target entity’s principal business operations are outside of the healthcare industry and the opportunity to acquire such target entity is presented by a third party to one of them expressly for consideration by Highlands Acquisition Corp. Additionally, Messrs. Owens and Henning, two of our independent directors, are also directors of, and have fiduciary duties to, Highlands Acquisition Corp. Mr. Kanders has pre-existing fiduciary duties to Stamford Industrial Group, Inc., a publicly-held manufacturer of steel counterweights, which is seeking to build a diversified global industrial manufacturing group through organic growth and acquisition growth initiatives that will complement and diversify its existing business lines. Although neither Mr. Baratelli nor Mr. Julien are employed by or have a fiduciary duty to Stamford Industrial Group, Inc., both may from time to time render consulting services to Stamford Industrial Group, Inc. as a result of a consulting arrangement between Kanders & Company and Stamford Industrial Group, Inc.

In order to minimize any potential conflicts of interest, we have agreed that we will not seek a target business in the healthcare industry unless and until Highlands Acquisition Corp. has either completed its initial business combination or liquidated. The healthcare industry encompasses all healthcare service companies, including, among others, managed care companies, hospitals, healthcare system companies, physician groups, diagnostic service companies, medical device companies and other healthcare-related entities. In addition, Messrs. Kanders, Baratelli and Julien will enter into a business opportunity right of first review agreement with us which provides that, from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to any business combination opportunity of any of Messrs. Kanders, Baratelli or Julien (subject to any pre-existing fiduciary obligations they may have), if the business combination opportunity (i) is to acquire substantially all of the assets or 50.1% or more of the voting securities of one or more privately held operating entities that are not in the healthcare industry and (ii) has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions).

Mr. Kanders, our Chief Executive Officer and Chairman, will enter into an agreement with us relating to his involvement with other blank check companies. Mr. Kanders will agree with us that until we file a Current Report on Form 8-K with the SEC announcing our execution of a definitive agreement with respect to our initial business combination or our liquidation, he will not, directly or indirectly, become an initial stockholder, sponsor or promoter of any blank check company formed after the date of the agreement, except that he may, directly or indirectly, become an initial stockholder, sponsor or promoter of one such other blank check company after such time as Highlands Acquisition Corp. files a Current Report on Form 8-K with the SEC announcing its execution of a definitive agreement with respect to its initial business combination or its liquidation. Notwithstanding the foregoing, our agreement with Mr. Kanders will not restrict him from acquiring up to 10% of the stock of any blank check company, or from rendering services, either directly or indirectly through Kanders & Company or another entity with which he is affiliated, to any blank check company. For a full description of conflicts of interest, see the section titled ‘‘Management – Conflicts of Interest’’ in this prospectus.

We will seek to acquire a business whose operations can be improved and enhanced with our capital and intellectual resources and where there are significant opportunities for growth both organically and through a targeted acquisition program. While it is the intention of our management team to remain with the company after the consummation of a business combination, such retention may require the negotiation and execution of employment or consulting agreements in connection with the business combination. There is no assurance that this will occur. Furthermore, while it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination.

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines:

•	Strong Management Team: We will seek to acquire a business target with an experienced management team with a proven track record of executing on its business plan, driving revenue growth and enhancing profitability. Our investment premise is to work in partnership with target management to provide the strategic resources and access to capital to allow them to execute on their business objectives;

•	Favorable Long-Term Industry Macroeconomic Trends: We will seek to acquire a business target where the end user markets of such business target’s products or services have a favorable long-term growth outlook. We believe that strong organic growth characteristics of a target business are fundamental to our investment strategy;

•	Leading Industry Market Position: We intend to pursue companies whose products or services have leading positions within their respective market niche with sustainable competitive advantages and natural barriers to market entry. Such product or service characteristics may include leading market share, strong customer loyalty, unique and leading product or service characteristics, limited likelihood of product or service obsolescence, strong customer and after-market support, high product or service switching costs, strong brand recognition and solid intellectual property protection;

•	Solid Free Cash Flow Generation: We will seek to acquire an established company with a history of good profit margins, strong free cash flow generation and solid recurring revenue streams with low capital expenditure and working capital investment requirements;

•	Diversified Customer and Supplier Base: We intend to pursue businesses that have a diversified customer and supplier base with a series of products or services that serve a variety of end-user markets. Further, we will seek business targets whose products or services currently serve or have the potential to serve a large geographic footprint. We believe such a strategy significantly increases the likelihood of a target’s management’s ability to execute its business plan while minimizing the downside risks that may result from uncontrollable outside environmental forces and pressures which can include softness in the economy, increases in raw material costs, supply chain or distribution channel bottlenecks, weaknesses in end user markets, currency fluctuations and industry consolidation in the customer or supplier base;

•	Potential Transaction Platform: We intend to seek business combinations that have significant opportunities for a selective acquisition program that can be executed on a geographically diverse basis; and

•	Considerable Expectations for Returns on Invested Capital: Based on our financial discipline and significant due diligence requirements when evaluating a particular business target, we intend to focus on investment opportunities where we believe there is significant potential for free cash flow generation in excess of our cost of capital on our acquisition investment.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, interviews with customers and suppliers, as well as review of financial and other information which will be made available to us.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. In no event however, will we acquire less than a controlling interest of a target business (meaning 50.1% or more of the voting securities of the target business).

If we are unable to consummate a business combination prior to the 24 month anniversary of the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.75 per share of common stock held by them (or approximately $9.73 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements and Future Purchases

Effective August 10, 2007, we issued 11,500,000 units to Kanders & Company, Inc., which we refer to as Kanders & Company or our founder throughout this prospectus, for $25,000 in cash, at a purchase price of approximately $0.002 per unit. This includes up to 1,500,000 units that are subject to forfeiture by our founder to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our founder will be required to forfeit only a number of units necessary for the founder’s shares of common stock to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. On October 22, 2007, our founder transferred 28,750 units to each of our three independent directors for an aggregate purchase price of $187.50 or approximately $0.002 per unit. Our three independent directors who, together with our founder, we refer to as our initial stockholders throughout this prospectus, agreed to be bound by all of the same provisions to which our founder is bound with regard to the transferred units. We refer to these outstanding units, shares of common stock and warrants as the founder’s units, founder’s common stock and founder’s warrants, respectively, throughout this prospectus.

In addition, Kanders & Company has agreed to purchase 6,000,000 warrants at a price of $1.00 per warrant ($6.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $6.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete an initial business combination, then the $6.0 million will be part of the liquidating distribution to our public stockholders, and the private placement warrants will expire worthless.

The private placement warrants (including the common stock to be issued upon exercise of the private placement warrants) (i) will not be transferable or saleable by our founder (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until after we complete a business combination, (ii) will be non-redeemable so long as they are held by our founder or its permitted transferees, and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved, which we refer to as the buyback period. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback above or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. The purchase of such shares of common stock will be made on behalf of our founder by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and our founder. Our founder has agreed to vote any shares acquired in this offering or in the secondary market, including those purchased pursuant to this limit order, in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence. As a result, our founder may be able to influence the outcome of the vote to approve our initial business combination. Our founder will participate in any liquidation distributions with respect to any shares of common stock purchased by it following consummation of this offering, including shares of common stock purchased pursuant to such limit order, in the event that we fail to complete our initial business combination. In addition, our founder has agreed that it will not sell or otherwise transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after the consummation of our initial business combination.

In the event that the buyback period expires and our founder has purchased less than $25 million of our common stock pursuant to the limit order, our founder will agree to purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order. We refer to these units throughout this prospectus as the co-investment units. The co-investment units will be identical to the units sold in this offering, except that they will not be transferable or saleable until 180 days after the consummation of our initial business combination. Proceeds from the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares by our public stockholders. The business purpose of the requirement to purchase the co-investment units is to provide additional capital to us and to demonstrate our founder’s further commitment to the completion of our initial business combination.

In the event that our founder does not fulfill all or any portion of its obligations to purchase shares of common stock pursuant to the limit order agreement or co-investment units when required to do so, our founder has agreed, and any permitted transferees thereof will agree, to sell and we have agreed to purchase all of the founders’ units for the same purchase price originally paid for them.

Our executive offices are located at One Landmark Square, 22nd Floor, Stamford, CT 06901, and our telephone number is (203) 428-9600.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 29 of this prospectus.

Securities offered:	40,000,000 units, each unit consisting of:

• one share of common stock; and

• one warrant.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed the Current Report on Form 8-K described above. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to occur three business days after the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, we will file a second or amended Current Report on Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Units:

Number outstanding before this offering:	11,500,000 units(1)

Number to be outstanding after this offering:	50,000,000 units(2)

(1)	This number includes 1,500,000 founder’s units representing 1,500,000 shares of founder’s common stock and 1,500,000 founder’s warrants that are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised by the underwriters. Only a number of founder’s units necessary for the shares of founder’s common stock to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its partial exercise will be forfeited.
(2)	Assumes the over-allotment option has not been exercised and 1,500,000 founder’s units representing 1,500,000 founder’s common stock and 1,500,000 founder’s warrants have been forfeited by our initial stockholders.

Common stock:

Number outstanding before this offering:	11,500,000 shares(1)

Number to be outstanding after this offering:	50,000,000 shares(2)

Warrants:

Number outstanding before this offering:	11,500,000 warrants(1)

Number to be sold privately simultaneously with consummation of this offering:	6,000,000 warrants

Number to be outstanding after this offering and private placement:	56,000,000 warrants(2)

Exercisability:	Each warrant is exercisable to purchase one share of our common stock.

Exercise price:	$7.50 per share

Exercise period:	The warrants (except the founder’s warrants) will become exercisable on the later of:

•	the completion of our initial business combination, or

•	12 months from the date of this prospectus;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants. The founder’s warrants and the private placement warrants are subject to the same waiting period as the public stockholders’ warrants, consequently they cannot be exercised prior to the time that the public stockholders may exercise their warrants.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

(1)	This number includes 1,500,000 founder’s units representing 1,500,000 shares of founder’s common stock and 1,500,000 founder’s warrants that are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised by the underwriters. Only a number of founder’s units necessary for the shares of founder’s common stock to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its partial exercise will be forfeited.
(2)	Assumes the over-allotment option has not been exercised and 1,500,000 founder’s units representing 1,500,000 founder’s common stock and 1,500,000 founder’s warrants have been forfeited by our initial stockholders.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founder’s warrants and private placement warrants):

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the ‘‘30-day redemption period’’); and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (i) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (ii) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:

Units:	‘‘ .U’’

Common stock:	‘‘ ’’

Warrants:	‘‘ .WS’’

Founder’s units:	Effective August 10, 2007, our founder purchased 11,500,000 of our units for an aggregate purchase price of $25,000. On October 22, 2007, our founder transferred 28,750 units to each of our three independent directors for an aggregate purchase price of $187.50. The founder’s units are identical to the units being sold in this offering, except that:

•	up to 1,500,000 founder’s units are subject to forfeiture by our founder to the extent that the over-allotment option is not exercised in full or in part by the underwriters (only a number of founder’s units necessary for the shares of founder’s common stock to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its partial exercise will be forfeited);

•	the founder’s units, founder’s common stock and founder’s warrants, including the common stock issuable upon exercise of the founder’s warrants, are subject to the transfer restrictions described below;

•	the founder’s warrants will become exercisable upon the later of the consummation of our initial business combination and 12 months from the date of this prospectus if and when (i) the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the founder’s warrants;

•	the founder’s warrants will not be redeemable by us as long as they are held by our initial stockholders or their permitted transferees;

•	the founder’s warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis;

•	our initial stockholders have agreed to vote the founder’s common stock in the same manner as the majority of votes cast by public stockholders in connection with the vote required to approve our initial business combination and to vote in favor of a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with such business combination;

•	our initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founder’s common stock; and

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder’s common stock if we fail to consummate a business combination.

Our initial stockholders have agreed, subject to limited exceptions including the transferee agreeing to be bound by such transfer restrictions and voting, waiver and forfeiture provisions, not to sell or otherwise transfer any of the founder’s units, founder’s common stock or founder’s warrants until 180 days after the consummation of our initial business combination. We refer to these restrictions as the transfer restrictions throughout this prospectus. All of the founder’s units, founder’s common stock and founder’s warrants will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

If the number of units we offer to the public is increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ aggregate ownership at 20% of our common stock after giving effect to this offering and the increase or decrease, if any, in the number of units offered hereby.

Private placement warrants:	Our founder has entered into an agreement with us to purchase 6,000,000 private placement warrants at a price of $1.00 per warrant ($6.0 million in the aggregate). Our founder is obligated to purchase the private placement warrants from us simultaneously with the consummation of this offering. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $6.0 million purchase price of the private placement warrants will become part of the distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants (including the common stock issuable upon exercise of these warrants) will not be transferable or saleable by our founder (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until after we complete a business combination, will be non-redeemable so long as they are held by our founder or its permitted transferees and may be exercised by our founder or its permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Limit order purchases and co-investment units:	Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved, which we refer to as the buyback period. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback period or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. The purchase of such shares of common stock will be made on behalf of our founder by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and our founder. Our founder has agreed to vote any shares acquired in this offering or in the secondary market, including those purchased pursuant to this limit order, in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence. As a result, our founder may be able to influence the outcome of the vote to approve our initial business combination. Our founder will participate in any liquidation distributions with respect to any shares of common stock purchased by it following consummation of this offering, including shares of common stock purchased pursuant to such limit order, in the event that we fail to complete our initial business combination. In addition, our founder has agreed that it will not sell or otherwise transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after the consummation of our initial business combination.

In the event that the buyback period expires and our founder has purchased less than $25 million of our common stock pursuant to the limit order, our founder will agree to purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order. The co-investment units will be identical to the units sold in this offering, except that they will not be transferable or saleable until 180 days after the consummation of our initial business combination. Proceeds from the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares by our public stockholders. The business purpose of the requirement to purchase the co-investment units is to provide additional capital to us and to demonstrate our founder’s further commitment to the completion of our initial business combination.

In the event that our founder does not fulfill all or any portion of its obligations to purchase shares of common stock pursuant to the limit order agreement or co-investment units when required to do so, our founder has agreed, and any permitted transferees thereof will agree, to sell and we have agreed to purchase all of the founders’ units for the same purchase price originally paid for them.

Founder registration rights:	Concurrently with the issuance and sale of the units in this offering, we will enter into a registration rights agreement with our initial stockholders with respect to our securities held by them from time to time, including the founder’s units, private placement warrants, shares of common stock purchased pursuant to the limit order agreement described above and the co-investment units. The registration rights agreement will provide that commencing 30 days after the consummation of our initial business combination, the holders of a majority of the founder’s units, private placement warrants, shares of common stock purchased pursuant to the limit order agreement described above and the co-investment units may require us to register such securities (including any underlying securities) on a registration statement filed under the Securities Act. However, the founder’s common stock, founder’s warrants, including the common stock issuable upon exercise of these warrants, the shares of common stock purchased pursuant to the limit order agreement described above and the co-investment units will continue to be subject to transfer restrictions until 180 days after consummation of our initial business combination subject to the exceptions described in this prospectus.

Potential conflicts of interest/Renunciation of certain business opportunities:	To clarify the expectations that our Board of Directors has with respect to business opportunities, our Board of Directors has adopted resolutions renouncing, in accordance with Delaware law, any interest or expectancy of our company to be presented any business opportunity that comes to the attention of an officer or director of our company other than a business combination opportunity to acquire a privately held operating entity, if, and only if, (i) such entity has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) and the opportunity is to acquire substantially all of the assets or 50.1% or more of the voting securities of such entity or (ii) the opportunity to acquire such entity is presented by a third party to an officer or director expressly for consideration by us. With respect to all business opportunities, including those described in clause (i) above, but excluding those described in clause (ii) above, the obligation of an officer or director of our company to present a business opportunity to us which may be reasonably required to be presented to us under Delaware law is subject to any pre-existing fiduciary or other obligations the officer or director may owe to another entity. These resolutions adopted by our Board of Directors may not be amended or rescinded in any way except upon prior approval by the holders of a majority of our outstanding shares of common stock.

Messrs. Kanders, Baratelli and Julien have pre-existing fiduciary duties to (i) Clarus Corporation, a publicly-held company with no current operating business, net operating loss carryforwards of approximately $223 million and approximately $85 million of cash and cash equivalents that is currently seeking to acquire a target business in any industry and (ii) Highlands Acquisition Corp., a blank check company with a trust account valued at approximately $134,830,000 as of October 15, 2007 (including deferred underwriting discounts and commissions of approximately $3,990,000) and a focus on acquiring a target business in the healthcare industry. As a result, except for opportunities presented to Messrs. Kanders, Baratelli or Julien expressly for presentation to us, (i) with regard to Clarus Corporation, each of Messrs. Baratelli, Julien or Kanders will not present opportunities to us unless he has first presented the opportunity to Clarus Corporation and Clarus Corporation has rejected it and (ii) with regard to Highlands Acquisition Corp., each of Messrs. Baratelli, Julien or Kanders will not present to us, without first presenting it to Highlands Acquisition Corp., any business opportunity to acquire a privately held operating business if, and only if, (i) the target entity has a fair market value between 80% of the balance in the Highlands Acquisition Corp. trust account (excluding deferred underwriting discounts and commissions) and $500 million, the target entity’s principal business operations are in the healthcare industry and the opportunity is to acquire substantially all of the assets or 50.1% or greater of the voting securities of the target entity or (ii) the target entity’s principal business operations are outside of the healthcare industry and the opportunity to acquire such target entity is presented by a third party to one of them expressly for consideration by Highlands Acquisition Corp. Additionally, Messrs. Owens and Henning, two of our independent directors, are also directors of, and have pre-existing fiduciary duties to, Highlands Acquisition Corp.

Mr. Kanders has pre-existing fiduciary duties to Stamford Industrial Group, Inc., a publicly-held manufacturer of steel counterweights, which is seeking to build a diversified global industrial manufacturing group through organic growth and acquisition growth initiatives that will complement and diversify its existing business lines. In addition, Kanders & Company, our founder, is a party to a consulting agreement with Stamford Industrial Group, Inc. pursuant to which Kanders & Company has agreed to provide investment banking and financial advisory services to Stamford Industrial Group, Inc. on a non-exclusive basis, including, among other things, guidance and advice as to potential targets for mergers and acquisitions, joint ventures and strategic alliances. Messrs. Baratelli and Julien are employed by Kanders & Company and, although neither Mr. Baratelli nor Mr. Julien are employed by or have a fiduciary duty to Stamford Industrial Group, Inc., both may from time to time render consulting services to Stamford Industrial Group, Inc. as a result of the consulting arrangement between Kanders & Company and Stamford Industrial Group, Inc.

In order to minimize any potential conflicts of interest, we have agreed that we will not seek a target business in the healthcare industry unless and until Highlands Acquisition Corp. has either completed its initial business combination or liquidated. The healthcare industry encompasses all healthcare service companies, including, among others, managed care companies, hospitals, healthcare system companies, physician groups, diagnostic service companies, medical device companies and other healthcare-related entities.

In addition, Mr. Kanders, our Chief Executive Officer and Chairman, will enter into an agreement with us relating to his involvement with other blank check companies. Mr. Kanders will agree with us that until we file a Current Report on Form 8-K with the SEC announcing our execution of a definitive agreement with respect to our initial business combination or our liquidation, he will not, directly or indirectly, become an initial stockholder, sponsor or promoter of any blank check company formed after the date of the agreement, except that he may, directly or indirectly, become an initial stockholder, sponsor or promoter of one such other blank check company after such time as Highlands Acquisition Corp. files a Current Report on Form 8-K with the SEC announcing its execution of a definitive agreement with respect to its initial business combination or its liquidation. Notwithstanding the foregoing, our agreement with Mr. Kanders will not restrict him from acquiring up to 10% of the stock of any blank check company, or from rendering services, either directly or indirectly through

Kanders & Company or another entity with which he is affiliated, to any blank check company.

Although we do not expect our independent directors to present investment and business opportunities to us, they may become aware of business opportunities that may be appropriate for presentation to us. In such instances they may determine to present these business opportunities to other entities with which they are or may be affiliated, in addition to, or instead of, presenting them to us.

Right of first review:	Messrs. Kanders, Baratelli and Julien have entered into a business opportunity right of first review agreement with us which provides that, from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to any business combination opportunity of any of Messrs. Kanders, Baratelli or Julien (subject to any pre-existing fiduciary obligations they may have), if the business combination opportunity (i) is to acquire substantially all of the assets or 50.1% or more of the voting securities of one or more privately held operating entities that are not in the healthcare industry and (ii) has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). Pursuant to the right of first review, Messrs. Kanders, Baratelli and Julien will first offer any such business opportunity to us (subject to any pre-existing fiduciary obligations they may have) and will not pursue such business opportunity unless and until our board of directors, acting by a majority of our independent directors, has determined for any reason that we will not pursue such opportunity.

Offering and private placement warrants proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:	$390,050,000, or approximately $9.75 per unit ($447,800,000, or approximately $9.73 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in the trust account at Morgan Stanley with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include approximately $13.0 million in deferred underwriting discounts and commissions (or $14.95 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering and the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $5.5 million on the trust account balance, subject to adjustment as described below, to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such interest income. With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $100,000).

If the number of units we offer to the public is increased, or the underwriters elect to exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately.

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid to our founder, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:

•	Repayment of a non-interest bearing loan totaling $100,000 made to us by Kanders & Company, our founder, which is controlled by Warren B. Kanders, our Chief Executive Officer and Chairman of our Board of Directors, and employs each of Philip A. Baratelli, our Chief Financial Officer, and Gary M. Julien, our Vice President, Corporate Development, to cover offering expenses;

•	Payments of $10,000 per month to Kanders & Company for office space, secretarial and administrative services; and

•	Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date.

All amounts held in the trust account that are not paid to converting stockholders, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:	All amounts held in the trust account that are not distributed to public stockholders who exercise their conversion rights (as described below) or previously released to us from the interest income for our working capital requirements and tax obligations will be released upon the closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating a business combination that are described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.25% of the gross proceeds of this offering, or approximately $13.0 million (or $14.95 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Amended and Restated Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination, including the requirements to seek stockholder approval of a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article

Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until the 24 month anniversary of the date of this prospectus. If we have not completed a business combination prior to such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate our initial business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life on the 24 month anniversary from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

Stockholders must approve initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if such business combination would not ordinarily require stockholder approval under applicable state law. We will proceed with our initial business combination only if (i) a majority of the votes cast by our public stockholders at a duly held stockholders’ meeting are voted in favor of the business combination, (ii) the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% minus one share of the shares sold in this offering both vote against the business combination and exercise their conversion rights. If a proposed business combination is not consummated and we still have sufficient time remaining before our corporate life expires, we may seek another target business with which to effect our initial business combination.

In connection with the stockholder vote required to approve our initial business combination, our initial stockholders have agreed to vote the founder’s common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination and to vote in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with such business combination. Each of our founder, officers and directors have also agreed to vote any shares acquired by them in or after this offering, including any shares of common stock purchased pursuant to the limit order agreement, in favor of our initial business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with such business combination.

Conditions to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination. If we acquire less than 100% of a target business or businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. In no event, however, will we acquire less than a controlling interest of a target business (meaning 50.1% or more of the voting securities of the target business).

We will consummate our initial business combination only if (i) a majority of the votes cast by our public stockholders at a duly held stockholders’ meeting are voted in favor of our initial business combination, (ii) the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% minus one share of the shares sold in this offering vote against the business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder also exercises the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:	If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $5.5 million, subject to adjustment as described in this prospectus, on the trust account balance previously released to us to fund our working capital requirements. If our initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Our initial stockholders will not be able to exercise conversion rights with respect to the founder’s common stock and our founder, officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire in or after this offering, including any shares of common stock purchased pursuant to the limit order agreement, under any circumstances.

If our initial business combination is approved and completed, public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.75 per share (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting discounts and commissions and the underwriters will be paid the full amount of the deferred underwriting discounts and commissions at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of the payments to both the converting stockholders and the underwriters.

Voting against our initial business combination alone will not result in conversion of a public stockholder’s shares into a pro rata portion of the trust account. To convert shares, a public stockholder must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote for a proposed initial business combination.

Liquidation if no business combination:	If we are unable to complete a business combination prior to the 24 month anniversary of the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law.

Section 278 provides that our existence will continue for at least three years after the expiration of our 24 month period of existence for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any third parties or asked for or obtained any waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that a third party or prospective target business will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Kanders & Company has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute a valid and enforceable waiver. However, we cannot assure you that Kanders & Company will be able to satisfy those obligations, if it is required to do so.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founder’s common stock. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Kanders & Company has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founder’s units and private placement warrants other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.75 (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full), or $0.25 less than the per-unit offering price of $10.00 ($0.27 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.75 (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full).

Audit committee to monitor compliance:	Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. Our audit committee will also review and approve all reimbursements made to our founder, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Determination of offering amount:	We determined the size of this offering, and the trust account value, based on the prior transactional experience of our management, as well as our estimate of the capital required to facilitate our initial business combination with one or more viable target businesses with sufficient resources to operate as a stand-alone public entity. We intend to utilize the cash proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Based on the experience of our management team, we believe that there should be an ample number of potential target businesses to acquire. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief that we will be able to successfully identify potential acquisition candidates, obtain any necessary financing and consummate a business combination with one or more target businesses will be correct.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 29 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(126,000)	$377,174,000
Total assets	$265,000	$390,174,000
Total liabilities	$241,000	$13,000,000
Value of common stock which may be converted to cash	$—	$117,014,990
Stockholders’ equity	$24,000	$260,159,010

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $6.0 million from the sale of the private placement warrants and the payment of the estimated remaining expenses of this offering. The ‘‘as adjusted’’ total assets include approximately $13.0 million being held in the trust account ($14.95 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The ‘‘as adjusted’’ total assets amount includes approximately $390,050,000 (which includes deferred underwriting discounts and commissions of approximately $13.0 million) to be held in the trust account, which will be distributed to us upon the consummation of our initial business combination. We will use such funds to pay amounts owed to (i) any public stockholders who vote against our proposed initial business combination and exercise their conversion rights and (ii) the underwriters in the amount of approximately $13.0 million (or $14.95 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions. All such proceeds will be distributed to us from the trust account only upon the consummation of a business combination within 24 months from the date of this prospectus. If a business combination is not so consummated, any net assets outside of the trust account and the aggregate amount then on deposit in the trust account, including all interest thereon net of income taxes payable on such interest and the deferred underwriting discounts and commissions, will be distributed solely to our public stockholders as part of our liquidation. The aggregate amount then on deposit in the trust account will be net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $5.5 million, subject to adjustment as described in this prospectus, previously released to us to fund our working capital requirements.

We will not consummate a business combination if public stockholders owning more than 30% minus one share of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 11,999,999 of the 40,000,000 shares of common stock sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 11,999,999 of the shares of common stock sold in this offering (or 13,799,999 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.75 or up to approximately $117,014,990 in the aggregate (or approximately $9.73 per share or up to approximately $134,339,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest thereon, net of any amounts previously released to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

The report of Goldstein Golub Kessler LLP, our independent registered public accounting firm, says that there is substantial doubt about our ability to continue as a going concern.

The report of Goldstein Golub Kessler LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that, because we have a net loss, working capital deficiency and no operations, substantial doubt is raised about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to consummate this offering successfully. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Sixth of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, a business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination prior to the 24 month anniversary of the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless, if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus to complete a business combination. We have no obligation to return funds to public stockholders prior to the expiration of 24 months unless we consummate a business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, public stockholders funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since we anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination and because of our limited resources and structure, it may be more difficult for us to consummate a business combination.

In identifying, evaluating and selecting a target business for a business combination, we expect to encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups, venture capital funds, leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well-established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us which will give them a competitive advantage in pursuing the acquisition of certain target businesses. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash up to 30% minus one share of the shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination and, because we are subject to competition from entities seeking to consummate a business plan similar to ours, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If the net proceeds of this offering not being held in the trust account plus the interest earned on the funds held in the trust account that may be released to us are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital of up to $5.5 million, subject to adjustment as described in this prospectus, which we may use to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. While we are entitled to have released to us for such purposes interest income of up to $5.5 million, subject to adjustment, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founder to operate or may be forced to liquidate. Our founder is under no obligation to advance funds in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option may increase the amount of interest income distributable to us and may reduce the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

If the number of units we offer to the public is increased or the underwriters elect to exercise their over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriters exercise their over-allotment option in full, the amount per share held in trust would be reduced from $9.75 to $9.73. In addition, assuming a 20% increase in the size of this offering and no exercise by the underwriters of their over-allotment option, the per-share conversion or liquidation price could decrease by as much as approximately $0.02 to approximately $9.73. Assuming a 20% increase in the size of this offering and the underwriters exercise their over-allotment option in full, the per share conversion or liquidation price could decrease by as much as approximately $0.03 to approximately $9.72.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.75 per share (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute waiver agreements. Furthermore, there is no guarantee that, even if an entity executes a waiver agreement with us, it will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of a waiver agreement.

Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.75 (or approximately $9.73 if the underwriters’ over-allotment option is exercised in full) due to claims of creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in the trust account to our public stockholders, Kanders & Company has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if a vendor or prospective target business does not execute a valid and enforceable waiver. Because we will seek to have all vendors and prospective target businesses execute waiver agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Kanders & Company having any such obligations is minimal. Notwithstanding the foregoing, we have reviewed their financial information and believe it will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $9.75 (or approximately $9.73 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.75 per share (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete a business combination prior to the 24 month anniversary of the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after the expiration of our 24 month period of existence for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make provisions as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As a result, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the 24 month anniversary of the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise warrants and causing the warrants to expire worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise a warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the common stock issuable upon exercise of the warrant is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Certain provisions contained in our amended and restated certificate of incorporation may not be enforceable under Delaware law. This could reduce or eliminate the protection afforded to our stockholders by such provisions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit the proposed business combination to our public stockholders for approval regardless of whether the business combination is of a type which normally would require stockholder approval under the Delaware General Corporation Law; in the event that a majority of the shares held by public stockholders present and entitled to vote at the meeting to approve the business combination are voted in favor of the business combination and the holders of a majority of our outstanding shares of common stock vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence we will consummate the business combination; provided that we will not consummate any business combination if the holders of more than 30% minus one share of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•	upon consummation of this offering, we shall deliver, or cause to be delivered, for deposit into the trust account at least $390,050,000 (or $447,800,000 if the underwriters’ over-allotment option is exercised in full), comprised of (i) $384,050,000 of the net proceeds of this offering, including $13,000,000 in deferred underwriting discounts and commissions (or $441,800,000 of the net proceeds, including $14,950,000 in deferred underwriting discounts and commissions, if the over-allotment option is exercised in full) and (ii) $6,000,000 of the proceeds from our issuance and sale in a private placement of 6,000,000 private placement warrants issued to Kanders & Company;

•	in the event that a business combination is approved and is consummated, any public stockholder holding shares of common stock issued in this offering who voted against the business combination may, contemporaneously with such vote, demand that we convert his, her or its shares into cash; if so demanded, the corporation shall, promptly after consummation of the business combination, convert such shares into cash;

•	in the event that we do not consummate a business combination prior to the 24 month anniversary of the date of this prospectus, all amounts in the trust account (including deferred underwriting discounts and commissions and interest earned on the trust account net of taxes payable and interest income previously released to us to pay our tax obligations and to fund our working capital) plus any other net assets held outside of the trust account not used for or reserved to pay obligations and claims or other corporate expenses relating to or arising from our liquidation, shall be distributed on a pro rata basis to our public stockholders; only public stockholders shall be entitled to receive liquidating distributions and we will pay no liquidating distributions with respect to any other shares of capital stock;

•	a public stockholder shall be entitled to receive distributions from the trust account only in the event of our liquidation or in the event he, she or it demands conversion in connection with a vote against a business combination; in no other circumstances shall a public stockholder have any right or interest of any kind in or to the trust account;

•	unless and until we have consummated an initial business combination, we may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination or transaction or otherwise;

•	we will continue in existence only until the 24 month anniversary of the date of this prospectus; if we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating;

•	we will consummate our initial business combination only if (i) a majority of the votes cast by our public stockholders at a duly held stockholders’ meeting are voted in favor of our initial business combination, (ii) the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% minus one share of the shares sold in this offering vote against the business combination and exercise their conversion rights, and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights; and

•	the Board of Directors may not in any event issue any securities convertible into common stock, shares of common stock or preferred stock prior to an initial business combination that participates in or is otherwise entitled in any manner to any of the proceeds in the trust account or votes as a class with the common stock on an initial business combination.

Our amended and restated certificate of incorporation provides that until the consummation of our initial business combination, the above requirements and restrictions will not be amended. We have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, if an amendment were proposed and approved, it could reduce or eliminate the protection afforded to our public stockholders by these requirements and restrictions. However, we view these provisions as obligations to our stockholders and have agreed not to take any action to amend or waive these provisions.

Since we have not yet selected a particular industry or target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry (other than the healthcare industry until such time as Highlands Acquisition Corp. consummates its initial business combination or liquidates) and are not limited to any particular type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our stockholders from a financial point of view.

We may not seek an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). We are only required to obtain an opinion if (i) our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or (ii) we are acquiring a target business that is an affiliate of a member of our management team. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with our officers, directors, founder or their affiliates. If no opinion is obtained, our stockholders will be relying on the judgment of our Board of Directors.

We may issue shares of our capital stock or debt securities to complete a business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation which will be in effect at the time of consummation of this offering authorizes the issuance of up to 250,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 144,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the founder’s warrants and private placement warrants) and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may, in certain circumstances, have the effect of delaying or preventing a change of control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and opt to have us convert their shares for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination will be totally dependent upon the efforts and time commitments of our management team, and our ability to be successful after a business combination may be dependent upon the efforts of our management team and key personnel who may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our management team. We believe that our success depends on the continued service and time commitments of these individuals, at least until we have consummated a business combination. We cannot assure you that these individuals will remain with, or devote sufficient time to, us for the immediate or foreseeable future. In addition, these individuals are, or in the future may become, engaged in several other business endeavors and none of them is required to commit any specified amount of time to our affairs. If the other business endeavors of these individuals require them to devote substantial amounts of time, it could limit their ability to devote time to our affairs, including the time necessary to identify potential business combinations and monitor the related due diligence, and could have a negative impact on our ability to consummate a business combination. We cannot assure you that any conflicts of interest that these individuals may have in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence, will be resolved in our favor. We do not have employment agreements with, or key-man insurance on the life of, any of our officers (although we will obtain key-man life insurance on Mr. Kanders, our Chief Executive Officer). The unexpected loss of the services of one or more members of our management team could have a detrimental effect on us.

The role of our management team and key personnel from the target business cannot presently be ascertained. Although some of our management team may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

The loss of Mr. Kanders could adversely affect our ability to operate.

Our operations are dependent upon Mr. Kanders. We believe that our success depends on his continued service to us, at least until we have consummated a business combination, and, therefore, we will obtain key man life insurance on Mr. Kanders in the amount of $10 million concurrently with the completion of this offering. We cannot assure you that he will remain with us for the immediate or foreseeable future. We do not have an employment agreement with him. The unexpected loss of his services could have a detrimental effect on us.

Our management team may negotiate employment or consulting agreements in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

While it is the intention of our management team to remain with the company after the consummation of a business combination, they will be able to remain with the company only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Some of our officers and directors are now, and our other officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including other blank check companies, and accordingly, have or may have fiduciary or other obligations to these other entities which could create conflicts of interest, including in determining to which entity a particular business opportunity should be presented.

Some of our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us, including Clarus Corporation, a publicly traded company with no current operating business, net operating loss carryforwards of approximately $223 million and approximately $85 million of cash and cash equivalents, Highlands Acquisition Corp., a publicly traded blank check company with a trust account valued at approximately $134,830,000 as of October 15, 2007 (including deferred underwriting discounts and commissions of approximately $3,990,000) and a focus on consummating an initial business combination with a target business in the healthcare industry and Stamford Industrial Group, Inc., a publicly-held manufacturer of steel counterweights, which is seeking to build a diversified global industrial manufacturing group through organic growth and acquisition growth initiatives that will complement and diversify its existing business lines. Although Mr. Kanders, our Chief Executive Officer and Chairman, will enter into an agreement with us pursuant to which he will agree with us that until we file a Current Report on Form 8-K with the SEC announcing our execution of a definitive agreement with respect to our initial business combination or our liquidation, he will not, directly or indirectly, become an initial stockholder, sponsor or promoter of any blank check company formed after the date of the agreement (except that he may, directly or indirectly, become an initial stockholder, sponsor or promoter of one such other blank check company after such time as Highlands Acquisition Corp. files a Current Report on Form 8-K with the SEC announcing its execution of a definitive agreement with respect to its initial business combination or its liquidation), our other officers and directors may in the future become affiliated with other blank check companies and our officers and directors, including Mr. Kanders, may in the future become affiliated with entities, including, among others, non-blank check public companies, hedge funds, private equity funds, venture capital funds and other investment vehicles and capital pools, which may be engaged in business activities similar to those intended to be conducted by us. Other than as previously described with regard to Mr. Kanders, our officers and directors will not be restricted from (i) investing in, or acquiring, directly or indirectly, the securities of any company listed on a national securities exchange (including, without limitation, NASDAQ) (except Mr. Kanders, pursuant to the agreement that he will enter into with us, may acquire no more than 10% of the stock of a blank check company), (ii) organizing, promoting or becoming involved with blank check companies or (iii) organizing, promoting or becoming involved with other investment vehicles with which they do not have a pre-existing disclosed relationship, having a business plan of acquiring an operating business. Accordingly, there may be circumstances where a potential target business may be presented to another entity prior to its presentation to us, which could have a negative impact on our ability to successfully consummate a business combination. For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see ‘‘Management – Directors and Executive Officers,’’ ‘‘Management – Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

The obligation of our officers and directors to present a business opportunity to us which may be reasonably required to be presented to us under Delaware law is limited by the renunciation by our Board of Directors of any interest or expectancy of our company to be presented certain business opportunities and may be subject to pre-existing fiduciary or other obligations that our officers and directors may owe to other companies, including other blank check companies. Consequently, we cannot assure you that our officers and directors will ever present a business combination opportunity to us.

To clarify the expectations that our Board of Directors has with respect to business opportunities, our Board of Directors has adopted resolutions renouncing, in accordance with Delaware law, any interest or expectancy of our company to be presented any business opportunity that comes to the attention of an officer or director of our company other than a business combination opportunity to acquire a privately held operating entity, if, and only if, (i) such entity has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) and the opportunity is to acquire substantially all of the assets or 50.1% or more of the voting securities of such entity or (ii) the opportunity to acquire such entity is presented by a third party to such officer or director expressly for consideration by us. With respect to all business opportunities, including those described in clause (i) above, but excluding those described in clause (ii) above, the obligation of our officers and directors to present a business opportunity to us which may be reasonably required to be presented to us under Delaware law is subject to any pre-existing fiduciary or other obligations the officer or director may owe to another entity. The foregoing resolutions adopted by our Board of Directors may not be amended or rescinded in any way except upon prior approval by the holders of a majority of our outstanding shares of common stock. Our officers and non-independent directors are officers and/or directors of other companies and certain of our independent directors are directors of other companies. As a result, with respect to all business opportunities, including those described in clause (i), but excluding those described in clause (ii) above, the obligation of our officers and directors to present a business opportunity to us which may be reasonably required to be presented to us under Delaware law is subject to the pre-existing fiduciary or other obligations that our officers and directors may owe to such other companies.

Although Messrs. Kanders, Baratelli and Julien will enter into a business opportunity right of first review agreement with us which provides that we will have a right of first review with respect to certain business combination opportunities of any of Messrs. Kanders, Baratelli or Julien (subject to any pre-existing fiduciary obligations they may have), Messrs. Kanders, Baratelli and Julien are officers and/or directors of other companies and, therefore, their ability to present business opportunities to us pursuant to this business opportunity right of first review will be subject to their pre-existing fiduciary duties to such companies.

In addition, although we do not expect our independent directors to present business opportunities to us, they may become aware of business opportunities that may be appropriate for presentation to us. In such instances they may determine to present these business opportunities to other entities with which they are or may be affiliated, in addition to, or instead of, presenting them to us.

Consequently, we cannot assure you that our officers and directors will ever present a business combination opportunity to us.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see ‘‘Management – Directors and Executive Officers,’’ ‘‘Management – Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

Our initial stockholders have waived their rights to participate in liquidation distributions with respect to the founder’s common stock and founder’s warrants and private placement warrants and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our initial stockholders have waived their right to receive distributions with respect to the founder’s common stock upon our liquidation if we are unable to consummate a business combination. Accordingly, the founder’s common stock and founder’s warrants, as well as the private placement warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers who own founder’s common stock or warrants (or are affiliated with owners of these securities) may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We will likely seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

In pursuing our acquisition strategy, we will likely seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. A public stockholder must both vote against the business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the aggregate amount then on deposit in the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders that wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We may proceed with a business combination even if public stockholders owning 11,999,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have a business combination approved over stockholder dissent.

We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding up to 11,999,999 shares of our common stock may both vote against the business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over a stockholder dissent. While there are several other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it will reduce the requirement to consummate an initial business combination with a target business which you may vote against, making it easier for us to have a business combination approved over stockholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Our founder and our officers and directors control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our founder and our officers and directors will collectively, directly or indirectly, own 20% of our issued and outstanding shares of common stock (excluding any purchases that may be made by our founder pursuant to the limit order agreement or co-investment). Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback period or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. In the event that our founder has purchased less than $25 million of our common stock pursuant to the limit order, our founder will agree to purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order.

Our initial stockholders may vote the shares of common stock owned by them in any manner they may choose on most matters. However, our initial stockholders have agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Our founder and each of our officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, including pursuant to the limited order agreement described above, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Assuming, for example, that the limit order is completed in full at a purchase price equal to $9.75 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our founder, officers or directors at the time the limit order is completed, our founder will hold approximately 25% of our issued and outstanding shares of common stock (assuming no exercise of the over-allotment option) prior to the stockholder vote relating to an initial business combination. Consequently our founder may exert substantial influence in connection with the vote on our initial business combination. Except as may otherwise be set forth in this prospectus, none of our founder, officers or directors or their affiliates has indicated any intention to purchase units in this offering, in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our founder, directors, officers or their affiliates could make such purchases in the open market or in private transactions an exert greater influence on the vote.

Our Board of Directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ Board of Directors, only a minority of the Board of Directors will be considered for election and our founder, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our founder will continue to exert control at least until the consummation of a business combination.

Our founder’s purchase of common stock in the open market pursuant to the limit order agreement during the buyback period may support the market price of the common stock and/or warrants during such period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the common stock and/or warrants.

Our founder intends to enter into an agreement with Citigroup Global Markets Inc., pursuant to which it will place limit orders for up to $25 million of our common stock, commencing on the later of ten business days after we file a Current Report on Form 8-K with the SEC announcing our execution of a definitive agreement for an initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the meeting of stockholders at which our initial business combination is to be approved. This limit order will require our founder to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K, until the earlier of the expiration of the buyback period or until such purchases reach $25.0 million in total. Our founder will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until 180 days after the consummation of our initial business combination. Consequently, if the market does not view our business combination positively, these purchases may have the effect of counteracting the market’s view of the business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

Our founder paid $25,000, or approximately $0.002 per share, for the founder’s common stock and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the purchase price for the founder’s units to the founder’s common stock and none to the founder’s warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our founder acquired the founder’s common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31.5% or $3.15 per share (the difference between the pro forma net tangible book value per share of $6.85, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants, other than founder’s warrants and private placement warrants if they are held by our initial stockholders or their permitted transferees, at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 40,000,000 shares of common stock (or 46,000,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. We also have sold the founder’s warrants as part of the founder’s units to purchase 11,500,000 shares of common stock (or 10,000,000 shares of common stock if the underwriters’ over-allotment option is not exercised), will sell the private placement warrants to purchase 6,000,000 shares of common stock and an undetermined number of co-investment units. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. These warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

If the holders of the founder’s units, private placement warrants, co-investment units, any shares of common stock purchased pursuant to the limit order agreement and any underlying securities of the foregoing exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Pursuant to a registration rights agreement that we will enter into with our initial stockholders, the holders of a majority of the founder’s units, private placement warrants, co-investment units, any shares of common stock purchased pursuant to the limit order agreement and any underlying securities of the foregoing will be entitled to demand that we register the resale of such securities at any time commencing 30 days after we consummate our initial business combination. However, the founder’s common stock, founder’s warrants (including the common stock issuable upon exercise of these warrants), the co-investment units and any shares of common stock purchased pursuant to the limit order will continue to be subject to transfer restrictions until 180 days after consummation of our initial business combination. We will bear the cost of registering these securities. If our initial stockholders exercise their registration rights with respect to all of their securities, then there will be an additional 11,500,000 shares of common stock and 17,500,000 warrants (as well as 17,500,000 shares of common stock underlying the warrants, but excluding any shares of common stock underlying any co-investment units that may be sold) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles, we may not be able to complete a business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with, or reconciled to, U.S. generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with, or reconciled to, U.S. generally accepted accounting principles. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private placement warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering proceeds from sale to public	$400,000,000	$460,000,000
Proceeds from sale of private placement warrants	6,000,000	6,000,000
Total gross proceeds	$406,000,000	$466,000,000
Offering expenses(1)(2)
Underwriting discount (7.0 % of offering gross proceeds to public)	$28,000,000	$32,200,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	24,714	24,714
FINRA registration fee	75,500	75,500
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	129,786	129,786
Total offering expenses	$28,850,000	$33,050,000
Proceeds after offering expenses	$377,150,000	$432,950,000
Net offering proceeds held in the trust account	$377,050,000	$432,850,000
Deferred underwriting discounts and commissions held in the trust account	$13,000,000	$14,950,000
Total held in the trust account	$390,050,000	$447,800,000
Net offering proceeds not held in the trust account(3)	$100,000	$100,000
Working capital-funded from net proceeds not held in the trust account and up to $5.5 million in interest earned on monies held in the trust account(2)(3)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation by our officers and directors or others, structuring and negotiation of a business combination	$4,630,000
Payment for office space, administrative and support services to Kanders & Company ($10,000 per month for up to 24 months)	240,000
Legal and accounting fees relating to SEC reporting obligations	295,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), premiums for key man life insurance on Mr. Kanders and director and officer liability insurance premiums and reserves	435,000
Total	$5,600,000

(1)	A portion of the offering expenses have been paid from an advance we received from Kanders & Company described below. This advance will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $100,000 even if the underwriters’ over-allotment is exercised. In addition, $5.5 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the number of units we offer to the public is increased, or the underwriters elect to exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

A total of approximately $390,050,000 (or approximately $447,800,000 if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the private placement warrants described in this prospectus, including approximately $13.0 million (or $14.95 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in the trust account at Morgan Stanley with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of the shares of common stock sold in this offering that are voted at a duly held stockholders’ meeting being cast in favor of such business combination, the approval of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence by the holders of a majority of our outstanding common stock and no more than 30% minus one share of the shares of common stock held by our public stockholders being elected to be converted. On release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the initial business combination is paid for using stock or debt securities, the cash released to us from the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such funds could be used in a variety of ways for both working capital and capital expenditure purposes, including, but not limited to, continuing or expanding the target business’ operations, strategic acquisitions, sales and marketing, and research and development of existing or new products or services. Such funds could also be used to repay any other operating expenses or business combination fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

If the number of units we offer to the public is increased, or the underwriters elect to exercise their over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately.

We have agreed to pay Kanders & Company, Inc., our founder, which is controlled by Warren B. Kanders and employs Gary M. Julien and Philip A. Baratelli, $10,000 per month for office space, administrative services and secretarial support commencing on the effective date of this prospectus. This arrangement is being agreed to with us by Kanders & Company for our benefit and is not intended to provide Messrs. Kanders, Julien, and Baratelli compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Kanders & Company will approximate the monthly fee. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will cease paying this monthly fee.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements made to any member of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as the interest income earned on the trust account balance released to us to pay any tax obligations and interest income earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

If we complete a business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

As of the date of this prospectus, Kanders & Company has advanced to us $100,000 which was, and will be, used to pay a portion of the SEC registration fee, FINRA registration fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses of this offering referenced in the line items above. This advance is non-interest bearing, unsecured and is due at the earlier of August 21, 2008, or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance may be released to us to pay any tax obligations and interest income of up to $5.5 million, subject to adjustment as described in this prospectus, earned on the trust account balance may be released to us to fund our working capital requirements.

Other than the fee for office space, administrative services and secretarial support described above, no compensation of any kind (including finder’s and consulting fees) will be paid to members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of a business combination. There is no limit on the amount of such expenses reimbursable by us to members of our management team. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, they will forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-Board of Directors. It is the present intention of our Board of Directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. This calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At September 30, 2007, our net tangible book value deficiency was $(126,000), or approximately $(0.01) per share of common stock. After giving effect to the sale of 40,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private placement warrants, our pro forma net tangible book value at September 30, 2007 would have been $260,159,010 or $6.85 per share, representing an immediate increase in net tangible book value of $6.86 per share to our initial stockholders and an immediate dilution of $3.15 per share or 31.5% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $117,014,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to 11,999,999 of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors and sale of the private placement warrants	$6.86
Pro forma net tangible book value after this offering		$6.85
Dilution to new investors		$3.15

The following table sets forth information with respect to our initial stockholders and the new investors:

	Unit Purchased			Total Consideration		Average Price Per Unit
	Number		Percentage	Amount	Percentage
Initial stockholders	10,000,000	(1)	20.00%	$25,000	0.006%	$0.003
New investors	40,000,000		80.00%	$400,000,000	99.994%	$10.00
	50,000,000		100.00%	$400,025,000	100.0%	$8.001

(1)	Assumes the over-allotment option has not been exercised and as a result 1,500,000 founder’s units have been forfeited by our initial stockholders.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(126,000)
Net proceeds from this offering and sale of private placement warrants, net of deferred underwriters’ discount on consummation of a business combination	$377,150,000
Offering costs accrued or paid in advance and excluded from net tangible book value before this offering	150,000
Less: Proceeds held in trust subject to conversion to cash	(117,014,990)
$260,159,010
Denominator:
Shares of common stock outstanding prior to this offering included in founder’s units	10,000,000 (1)
Shares of common stock included in the units offered	40,000,000
Less: Shares subject to conversion	(11,999,999)
38,000,001

(1)	Assumes the over-allotment option has not been exercised and as a result 1,500,000 founder’s units have been forfeited by our initial stockholders.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2007 and as adjusted to give effect to the sale of our units and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2007
	Actual	As Adjusted(1)
Note payable to founder(2)	$100,000	$—
Common stock, -0- and 11,999,999 shares subject to possible conversion at conversion value(3)	—	117,014,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 250,000,000 shares authorized; 11,500,000 shares issued and outstanding; 38,000,001 shares issued and outstanding (excluding 11,999,999 shares subject to possible conversion), as adjusted	1,150	3,800	(4)
Additional paid-in capital	23,850	260,156,210
Deficit accumulated during the development stage	(1,000)	(1,000)
Total stockholders’ equity	$24,000	$260,159,010
Total capitalization	$124,000	$377,174,000

(1)	Includes the $6.0 million we will receive from the sale of the private placement warrants.
(2)	Note payable to founder is comprised of a promissory note issued in the amount of $100,000 to Kanders & Company. This note is non-interest bearing and is payable on the earlier of August 21, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 11,999,999 of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.75 per share (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest thereon, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(4)	Assumes the over-allotment option has not been exercised and 1,500,000 founder’s units have been forfeited by our initial stockholders as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company formed on August 10, 2007, to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration. Furthermore, we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of our common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may result in the resignation or removal of one or more of the present members of our management team;

•	may in certain circumstances, have the effect of delaying or preventing a change of control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain such financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder’s units, and advances from Kanders & Company in the amount of $100,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $850,000 and underwriting discounts and commissions of $28.0 million (or $32.2 million if the underwriters’ over-allotment option is exercised in full), and (ii)

the sale of the private placement warrants for a purchase price of $6.0 million, will be approximately $377,150,000 (or approximately $432,950,000 if the underwriters’ over-allotment option is exercised in full). Approximately $390,050,000 (or approximately $447,800,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $13.0 million (or $14.95 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $100,000 will not be held in trust.

We anticipate that we will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such funds could be used in a variety of ways for both working capital and capital expenditure purposes, including, but not limited to, continuing or expanding the target business’ operations, strategic acquisitions, sales and marketing, and research and development of existing or new products or services. Such funds could also be used to repay any other operating expenses or business combination fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the $100,000 available to us outside of the trust account, together with interest income earned on the trust account balance to pay our tax obligations and interest income of up to $5.5 million on the balance of the trust account to be released to us for working capital requirements, subject to adjustment in the event that the size of this offering is increased or the underwriters over-allotment option is exercised, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $4,630,000 for legal, accounting and other third party expenses in connection with the search for target businesses and the due diligence investigation of, and the structuring, negotiating and documenting an initial business combination; an aggregate of $240,000 for office space, administrative services and support payable to Kanders & Company representing a total of $10,000 per month for up to 24 months; $295,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $435,000 for general working capital that will be used for miscellaneous expenses and reserves, including insurance premiums and additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled ‘‘Use of Proceeds.’’

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Related Party Transactions

As of the date of this prospectus, Kanders & Company has loaned us $100,000 for payment of offering expenses. This loan is non-interest bearing, unsecured and is due at the earlier of August 21, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not placed in the trust account.

We are obligated, commencing on the date of this prospectus, to pay Kanders & Company a monthly fee of $10,000 for office space and general and administrative services.

Effective August 10, 2007, we issued the 11,500,000 founder’s units to our founder for $25,000 in cash, at a purchase price of approximately $0.002 per unit, subject to forfeiture of up to 1,500,000 units to the extent the underwriters’ over-allotment option is not exercised. On October 22,

2007, our founder transferred 28,750 units to each of our three independent directors for an aggregate purchase price of $187.50 or approximately $0.002 per unit. Our three independent directors who, together with our founder, we refer to as our initial stockholders throughout this prospectus, agreed to be bound by all of the same provisions to which our founder is bound with regard to the transferred units. In addition, our founder has committed to purchase 6,000,000 private placement warrants at $1.00 per warrant (for a total purchase price of $6.0 million) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price of the private placement warrants approximates the fair value of these warrants.

Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved, which we refer to as the buyback period. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback period or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. The purchase of such shares of common stock will be made on behalf of our founder by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and our founder. Our founder has agreed to vote any shares acquired in this offering or in the secondary market, including those purchased pursuant to this limit order, in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence. As a result, our founder may be able to influence the outcome of the vote to approve our initial business combination. Our founder will participate in any liquidation distributions with respect to any shares of common stock purchased by it following consummation of this offering, including shares of common stock purchased pursuant to such limit order, in the event that we fail to complete our initial business combination. In addition, our founder has agreed that it will not sell or otherwise transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after the consummation of our initial business combination.

In the event that the buyback period expires and our founder has purchased less than $25 million of our common stock pursuant to the limit order, our founder will agree to purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order. The co-investment units will be identical to the units sold in this offering, except that they will not be transferable or saleable for until 180 days after the consummation of our initial business combination. Proceeds from the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares by our public stockholders. The business purpose of the requirement to purchase the co-investment units is to provide additional capital to us and to demonstrate our founder’s further commitment to the completion of our initial business combination.

PROPOSED BUSINESS

Introduction

We are a newly organized Delaware blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. No evaluations of, or discussions with, any potential acquisition candidates occurred prior to our formation, nor did any of our principals have any direct or indirect contact with any potential acquisition candidate prior to our formation. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our efforts in identifying a prospective target business will not be limited to a particular geography or industry. Rather, we intend to concentrate on industries and target businesses that could potentially have a global presence and that may provide significant opportunities for growth, both organically and through a targeted acquisition program.

Competitive Strengths

We believe we have the following competitive strengths:

Status as a public company

We believe our structure will make us an attractive business combination partner to private target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this method to be less expensive, with greater certainty of becoming a public company than the typical initial public offering process. By partnering with us, target businesses have the opportunity to become affiliated with Kanders & Company, a reputable financial sponsor of public market companies. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Notwithstanding the foregoing, certain features of our structure may have a negative impact on our ability to consummate a business combination, including:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash up to 30% minus one share of the shares of common stock held by our public stockholders who vote against our proposed initial business combination and exercise their conversion rights, which may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Strong Financial Position

With a trust account initially in the amount of $390,050,000, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by having significant cash resources or reducing its debt ratio. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of the foregoing, we have the flexibility to use an efficient combination that will allow us to tailor the consideration to be paid to the target business to reflect the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon their conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Management Expertise

Our management team possesses a substantial level of public market, private equity and capital raising experience as investors, operators and managers. We will seek to capitalize on the significant investing experience and contacts of the Chairman of our Board of Directors and Chief Executive Officer, Warren B. Kanders, and our other directors and executive officers. Mr. Kanders has over 20 years of experience investing globally primarily in the public arena, serving on boards of directors and pursuing an investment strategy of utilizing a private equity approach to building public companies. Philip A. Baratelli, our Chief Financial Officer, has senior level financial and operational experience at several publicly traded companies. Gary M. Julien, our Vice President, Corporate Development, has approximately 10 years of experience in sourcing, evaluating, structuring, managing and integrating acquisition-related transactions for several public companies.

Kanders & Company, Inc., a Delaware corporation controlled by Warren B. Kanders, the Chairman of our Board of Directors and our Chief Executive Officer, is a private investment firm based in Stamford, Connecticut, that utilizes a private equity approach to building public companies. The firm provides public and private companies, either entire entities or divisions thereof, with strategic insights and capital for enhancing operating discipline and catalyzing long-term growth, both organically and via carefully selected acquisition opportunities. The firm’s principals believe that the public markets provide an optimal forum to support growth initiatives for operating businesses given the disciplined corporate governance requirements, the permanent capital base resulting from being public and the access to the capital markets that is often necessary to fund growth. Kanders & Company has significant experience building public companies within a variety of industries including aerospace and defense, industrial manufacturing, healthcare, consumer and retail markets through its mergers and acquisitions, corporate development and capital markets experience. Kanders & Company believes its success has been built upon:

•	a strict level of financial and operating discipline,

•	a history of executing on a plan of building businesses through both an organic and acquisition-focused growth strategy,

•	a focus on successful integration of target acquisitions,

•	opportunistic use of public capital markets to finance growth,

•	good corporate governance principles, and

•	a long-term investment horizon working in tandem with operating management.

Similar to the strategies employed by Kanders & Company, our investment premise is to identify business targets which may provide significant opportunities for long-term value creation on a post-acquisition basis with our support.

Warren B. Kanders, the Chairman of our Board of Directors and our Chief Executive Officer, was the Chairman, CEO and largest stockholder of Armor Holdings, Inc. prior to its sale to a wholly-owned subsidiary of BAE Systems plc on July 31, 2007 for cash consideration of approximately $4.5 billion. Armor Holdings, Inc., formerly a New York Stock Exchange-listed company, manufactured and supplied military vehicles, armored vehicles and safety and survivability products and systems for the aerospace & defense, public safety, homeland security and commercial markets. Since the time of Mr. Kanders’ acquisition, through an entity that was wholly-owned by Mr. Kanders, of a majority interest in Armor Holdings, Inc. in 1996, Armor Holdings, Inc.’s revenue grew from approximately $11.0 million to estimated revenue of approximately $3.5 billion in 2007. The company grew both organically and through the completion of over 30 acquisitions, including the $803.0 million acquisition of Stewart & Stevenson Services, Inc. which closed in May 2006. In 2006, Armor Holdings, Inc. was listed as number three on FORTUNE Magazine’s ‘‘100 Fastest-Growing Companies.’’ In 2005, Armor Holdings was awarded ‘‘Corporate/Strategic Firm of the Year’’ by The M&A Advisor, a national award reflecting its leadership and expertise in corporate mergers and acquisitions in the middle market. Based on the $88.00 per share purchase price of BAE Systems’ acquisition of Armor Holdings, the performance of Armor Holdings’ stock price during Mr. Kanders’ investment period generated a 31.4% annual rate of return, making it a leading performer among all companies listed on the NYSE during this period in terms of stock price appreciation. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a distributor of eye care products and services. Benson Eyecare completed 11 acquisitions over a four-year period, growing from an optical dispensary and retail chain with $17.0 million in revenue in 1992 to an integrated optical company with approximately $300.0 million in revenue in 1996. Over this time period, Benson Eyecare grew to a market capitalization in excess of $280.0 million. In 1992, Benson Eyecare was the highest performing stock in terms of stock price appreciation on the American Stock Exchange and posted positive returns every year prior to its sale in 1996.

Established Deal Sourcing Network

Our management team has built and maintained a broad network of professional contacts which we intend to utilize to identify and build a scalable growth-oriented business. These established relationships include, among others, investment bankers, industry entrepreneurs, executives and board members at various public and private companies, business brokers, private equity and venture capital firms, consultants, commercial bankers, attorneys and accountants. We believe this network will be of significant assistance in helping us identify potential business combination targets. Additionally, business targets may be brought to our attention through unsolicited calls or mailings. Our officers and directors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or information inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Kanders, our Chairman of the Board and Chief Executive Officer. However, our officers and directors have pre-existing fiduciary obligations which may limit their ability to present potential business opportunities to us. These obligations are described in greater detail in the ‘‘Management – Conflicts of Interest’’ section of this prospectus.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of the foregoing as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering and the concurrent private placement are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, we cannot assure you that we will be able to locate or enter into a business combination with a target business on favorable terms or at all.

We do not anticipate consummating a business combination with an entity that is affiliated with any of our officers, directors or founder and have not given any consideration towards entering into such a transaction. We also do not anticipate consummating a business combination with any entity that our management has had discussions with regarding a possible business combination with their other business activities or with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management team. However, we are not restricted from entering into such transactions and may do so if we determine that such a transaction is in our stockholders’ best interests. If we determine to enter into such a transaction, we would only do so if we obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, indicating that the business combination is fair to our public stockholders from a financial point of view and the transaction is approved by a majority of our independent directors. We expect that any such opinion would be included in our proxy soliciting materials provided to our stockholders in connection with the business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows our stockholders to rely on their opinion will not be a factor in determining which firm to hire.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute a waiver, then Kanders & Company will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the proceeds in the trust account payable to our public stockholders in the event of a liquidation. However, if a potential contracted party executes a valid and enforceable waiver, then Kanders & Company will have no liability as to any claimed amounts owed to a contracted party.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million or $14.95 million if the over-allotment option is exercised in full) at the time of our initial business combination and that we acquire all or substantially all of the assets of, or at least 50.1% of the voting securities of, the target business, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. However, we have agreed that we will not seek a target business in the healthcare industry unless and until Highlands Acquisition Corp. has either completed its initial business combination or liquidated. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including entrepreneurs, executives and board members at public and private companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys and accountants. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or the Internet. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination. Our management has experience in evaluating transactions but will retain advisors as necessary to assist in its due diligence and evaluation efforts. If we become aware of a potential business combination in a particular industry, we may determine to retain consultants and advisors with experience in such industry to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirements that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination and that we acquire all or substantially all of the assets of, or at least 50.1% of the voting securities of, the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we have agreed that we will not seek a target business in the healthcare industry unless and until Highlands Acquisition Corp. has either completed its initial business combination or liquidated.

We will seek to acquire a business whose operations can be improved and enhanced with our capital and intellectual resources and where there are significant opportunities for growth both organically and through a targeted acquisition program. While it is the intention of our key personnel to remain with the with the company after the consummation of a business combination, such retention will require the negotiation and execution of employment or consulting agreements in connection with the business combination. There is no assurance that this will occur. Furthermore, while it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination.

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Strong Management Team: We will seek to acquire a business target with an experienced management team with a proven track record of executing on its business plan, driving revenue growth and enhancing profitability. Our investment premise is to work in partnership with target management to provide the strategic resources and access to capital to allow them to execute on their business objectives;

•	Favorable Long-Term Industry Macroeconomic Trends: We will seek to acquire a business target where the end user markets of such business target’s products or services have a favorable long-term growth outlook. We believe that strong organic growth characteristics of a target business are fundamental to our investment strategy;

•	Leading Industry Market Position: We intend to pursue companies whose products or services have leading positions within their respective market niche with sustainable competitive advantages and natural barriers to market entry. Such product or service characteristics may include leading market share, strong customer loyalty, unique and leading product or service characteristics, limited likelihood of product or service obsolescence, strong customer and after-market support, high product or service switching costs, strong brand recognition and solid intellectual property protection;

•	Solid Free Cash Flow Generation: We will seek to acquire an established company with a history of good profit margins, strong free cash flow generation and solid recurring revenue streams with low capital expenditure and working capital investment requirements;

•	Diversified Customer and Supplier Base: We intend to pursue businesses that have a diversified customer and supplier base with a series of products or services that serve a variety of end-user markets. Further, we will seek business targets whose products or services currently serve or have the potential to serve a large geographic footprint. We believe such a strategy significantly increases the likelihood of a target’s management’s ability to execute its business plan while minimizing the downside risks that may result from uncontrollable outside environmental forces and pressures which can include softness in the economy, increases in raw material costs, supply chain or distribution channel bottlenecks, weaknesses in end user markets, currency fluctuations and industry consolidation in the customer or supplier base;

•	Potential Transaction Platform: We intend to seek business combinations that have significant opportunities for a selective acquisition program that can be executed on a geographically diverse basis; and

•	Considerable Expectations for Returns on Invested Capital: Based on our financial discipline and significant due diligence requirements when evaluating a particular business target, we intend to focus on investment opportunities where we believe there is significant potential for free cash flow generation in excess of our cost of capital on our acquisition investment.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. We would acquire less than 100% of one or more businesses if the transaction was still beneficial to our stockholders notwithstanding the fact that we would not be acquiring the entire business or businesses. In no event, however, will we acquire less than a controlling interest in a target business (meaning 50.1% or more of the voting securities of the target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain additional financing to consummate such a business combination and have not taken any steps to obtain any such financing.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows our stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues and the need to close all of the transactions simultaneously. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our current directors may remain associated in some capacity, whether as a director or otherwise, with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our initial business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware state law. In connection with such business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of our initial business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be taken only if such business combination is approved. We will proceed with our initial business combination only if (i) a majority of the votes cast by our public stockholders at a duly held stockholders’ meeting are voted in favor of the business combination, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding common stock and (iii) public stockholders owning no more than 30% minus one share of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for approval of our initial business combination, our initial stockholders have agreed to vote their founder’s common stock in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Our founder, officers and directors have also agreed that they will vote any shares they purchase in the open market in, or after, this offering, including any shares of common stock purchased pursuant to the limit order, in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have their shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our founder will not have conversion rights with respect to any shares of common stock owned by it, directly or indirectly, whether included in or underlying the founder’s units or purchased by it in this offering or in the aftermarket, including any shares of common stock purchased pursuant to the limit order. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest thereon, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $5.5 million, subject to adjustment, previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.75 (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full), or $0.25 less than the per-unit offering price of $10.00 ($0.27 less if the underwriters’ over-allotment is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent at any time prior to the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement until prior to the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If a stockholder votes against the business combination but fails to properly exercise his, her or its conversion rights, the stockholder will not have his, her or its shares of common stock converted to his, her or its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination.

Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 30% minus one share in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a majority of our public stockholders. The initial conversion price will be approximately $9.75 per share (or approximately $9.73 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until the 24 month anniversary of the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until the 24 month anniversary of the date of this prospectus. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination prior to the 24 month anniversary of the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described below, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute waiver agreements. Nor is there any guarantee that, even if they execute waiver agreements with us, they will not seek recourse against the trust account. A court could also conclude that waiver agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest and the deferred underwriting discounts and commissions, plus any remaining net assets outside of the trust account (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating the assets in the trust account promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their founder’s common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Kanders & Company has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.75, or $0.25 less than the per-unit offering price of $10.00 (or $9.73 or $0.27 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes approximately $13.0 million in deferred underwriting discounts and commissions (or $14.95 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Kanders & Company has agreed that it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to our public stockholders in the event of a liquidation, and only if such a vendor or prospective target business does not execute such a valid and enforceable waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.75 (or $9.73 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.75 per share (or $9.73 per share if the underwriters’ over-allotment option is exercised in full).

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the 24 month anniversary of the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit the proposed business combination to our public stockholders for approval regardless of whether the business combination is of a type which normally would require stockholder approval under the Delaware General Corporation Law; in the event that a majority of the votes cast by public stockholders present and entitled to vote at the meeting to approve the business combination are voted in favor of the business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding shares of common stock, we will consummate the business combination; provided that we will not consummate any business combination if the holders of more than 30% minus one share of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•	upon consummation of this offering, we shall deliver, or cause to be delivered, for deposit into the trust account at least $390,050,000 (or $447,800,000 if the underwriters’ over-allotment option is exercised in full), comprised of (i) $384,050,000 of the net proceeds of this offering, including $13.0 million in deferred underwriting discounts and commissions (or $441,800,000 of the net proceeds, including $14.95 million in deferred underwriting discounts and commissions, if the over-allotment option is exercised in full) and (ii) $6,000,000 of the proceeds from our issuance and sale of 6,000,000 private placement warrants issued to Kanders & Company;

•	in the event that a business combination is approved and is consummated, any public stockholder holding shares of common stock issued in this offering who voted against the business combination may, contemporaneously with such vote, demand that we convert his, her or its shares into cash; if so demanded, the corporation shall, promptly after consummation of the business combination, convert such shares into cash;

•	in the event that we do not consummate a business combination prior to the 24 month anniversary of the date of this prospectus, all amounts in the trust account (including deferred underwriting discounts and commissions and all interest thereon net of taxes payable on such interest, but excluding amounts of interest previously released to us to pay our tax obligations or to fund our working capital requirements) plus any other net assets held outside of the trust account not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising from our liquidation, shall be distributed on a pro rata basis to our public stockholders; only public stockholders shall be entitled to receive liquidating distributions and we will pay no liquidating distributions with respect to any other shares of capital stock;

•	a public stockholder shall be entitled to receive distributions from the trust account only in the event of our liquidation or in the event he, she or it demands conversion in connection with a vote against a business combination; in no other circumstances shall a public stockholder have any right or interest of any kind in or to the trust account;

•	unless and until we have consummated an initial business combination, we may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination or transaction or otherwise;

•	we will continue in existence only until 24 months from the date of this prospectus; if we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating;

•	we will consummate our initial business combination only if (i) a majority of the votes cast by our public stockholders at a duly held stockholders’ meeting are voted in favor of our initial business combination, (ii) the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence is approved by the holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% minus one share of the shares sold in this offering vote against the business combination and exercise their conversion rights and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights; and

•	the Board of Directors may not in any event issue any securities convertible into common stock, shares of common stock or preferred stock prior to an initial business combination that participates in or is otherwise entitled in any manner to any of the proceeds in the trust account or votes as a class with the common stock on an initial business combination.

Our amended and restated certificate of incorporation provides that until the consummation of our initial business combination, the above requirements and restrictions will not be amended. We have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, if an amendment were proposed and approved, it could reduce or eliminate protections afforded to our public stockholders by these requirements and restrictions. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $390,050,000, which includes the $6.0 million net proceeds from the sale of the private placement warrants and approximately $13.0 million in deferred underwriting discounts and commissions, will be deposited into the trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $335,000,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $390,050,000 million, which includes the $6.0 million net proceeds from the sale of the private placement warrants and approximately $13.0 million in deferred underwriting discounts and commissions, held in the trust account will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or insecurities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and (ii) up to $5.5 million, subject to adjustment, that can be used for working capital purposes.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.
Limitation on fair value or net assets of target business
	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K, and issuing a press release announcing when such separate trading will begin. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or 12 months from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any interest income previously released to us to pay our tax obligations and net of interest income previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor in connection with a business combination. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline
	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and liquidating our assets. However, in connection with the vote to approve our initial business combination, the holders of our outstanding shares of common stock will vote to amend this provision to allow for our perpetual existence. If the business combination is approved by a majority of the votes cast by our public stockholders and the amendment to our amended and restated certificate of incorporation is approved by holders of a majority of our outstanding shares of common stock, then the provision will be amended to allow for our perpetual existence.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $5.5 million on the balance in the trust account released to us to fund our working capital requirements (net of taxes payable on such interest) the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash up to 30% minus one share of the shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $13.0 million, or $14.95 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901. The cost for these offices is included in the $10,000 per-month fee described above that Kanders & Company will charge us for office space, utilities and administrative services commencing on the date of this prospectus. We believe, based on rents and fees for similar services in the Stamford, Connecticut metropolitan areas that the fee charged by Kanders & Company is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2008 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Warren B. Kanders	49	Chief Executive Officer and Chairman of the Board of Directors
Philip A. Baratelli	40	Chief Financial Officer
Gary M. Julien	37	Vice President, Corporate Development
William F. Owens	56	Director
Michael A. Henning	67	Director
Deborah A. Zoullas	54	Director

Warren B. Kanders has served as our Chairman of the Board and Chief Executive Officer since our inception. Since May 2007, Mr. Kanders has served as a director of Highlands Acquisition Corp., a blank check company formed with a focus on acquiring a business in the healthcare industry. Mr. Kanders has served as the President of Kanders & Company since 1990 and as the Non-member Manager of Highland Equity LLC, one of the founders of Highlands Acquisition Corp since May 2007. Prior to the completion of the acquisition of Armor Holdings, Inc., formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armed vehicles and safety and survivability products and systems to the aerospace & defense, public safety, homeland security and commercial markets, by BAE Systems plc on July 31, 2007, he served as the Chairman of the Board of Armor Holdings, Inc. since January 1996 and as its Chief Executive Officer since April 2003. Mr. Kanders has served as a member of the Board of Directors of Clarus Corporation, a publicly-held company with no current operating business, net operating loss carryforwards of approximately $223 million and approximately $85 million of cash and cash equivalents that is currently seeking to acquire a target business in any industry, since June 2002 and its Executive Chairman since December 2002. From April 2004 until October 2006, Mr. Kanders served as the Executive Chairman, and since October 2006, has served as the Non-Executive Chairman of the Board of Stamford Industrial Group, Inc., a publicly-held company that, through its subsidiary, Concord Steel, is a leading independent manufacturer of steel counterweights. Since November 2004, Mr. Kanders has served as the Chairman of the Board of Directors of Langer, Inc., a Nasdaq-listed provider of orthotic and skin-care products. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a distributor of eye care products and services. In 1987, Mr. Kanders founded and managed Great Pacific Capital Inc., a New York-based investment company that managed the non-Canadian assets of The Jim Pattison Group, one of Canada’s largest private companies. Mr. Kanders began his career as an M&A banker at Morgan Stanley. He serves on the boards of the Winston Churchill Foundation, the Whitney Museum of American Art and has been a trustee of the Choate Rosemary Hall School for over ten years where he has served as Chairman of its Investment Committee. Mr. Kanders received a B.A. in Economics from Brown University.

Philip A. Baratelli has served as our Chief Financial Officer since our inception. Since April 2007, Mr. Baratelli has served as the Chief Financial Officer for Highlands Acquisition Corp., a blank check company formed with a focus on acquiring a business in the healthcare industry. Since February 2007, Mr. Baratelli has served as Chief Financial Officer for Kanders & Company, Inc., a private investment firm principally owned and controlled by Mr. Warren B. Kanders that makes investments in and provides consulting services to public and private entities, and Clarus Corporation, a publicly-held company, formerly a provider of software solutions and currently seeking to redeploy its assets through the acquisition of a target business. From June 2001 to February 2007, Mr. Baratelli was the Corporate Controller and Treasurer of Armor Holdings, Inc., a manufacturer and supplier of military vehicles, armored vehicles and safety and survivability products and systems serving aerospace & defense, public safety, homeland security and commercial markets. From February 1998 to February 2001, Mr. Baratelli was employed by PricewaterhouseCoopers LLP in various positions ranging from Associate to Senior Associate. From 1991 to 1997, Mr. Baratelli worked for Barnett Banks, Inc. in various finance and credit analysis positions. Mr. Baratelli received a B.S. from Florida State University and a B.S. from the University of North Florida. Mr. Baratelli is a Certified Public Accountant.

Gary M. Julien has served as our Vice President, Corporate Development since our inception. Since May 2007, Mr. Julien has served as the Vice President, Corporate Development of Highlands Acquisition Corp., a blank check company formed with a focus on acquiring a business in the healthcare industry. Since January 2007, Mr. Julien has served as Vice President, Corporate Development for Kanders & Company and Clarus Corporation, where his primary responsibilities include sourcing, negotiating and consummating acquisitions, investments and related transactions. From January 2003 to December 2006, Mr. Julien was Vice President, Corporate Development for Armor Holdings, Inc. where he oversaw all mergers, acquisitions and divestitures for the company, executing 15 transactions during this period. From March 2002 through January 2003, Mr. Julien founded and was President of Sequent Capital Advisors, a financial advisory firm focused on secondary transactions in the private equity and venture capital market. From 1998 to March 2002, Mr. Julien was Director of Corporate Development for Global Crossing Ltd., a developer and owner of a global fiber optic telecommunications network, where he led and supported several mergers and acquisitions, joint ventures and minority investments. Mr. Julien began his career at Turner Broadcasting and worked at Bear Stearns in equity research while attending graduate business school. He received a B.S. from the Newhouse School of Communications at Syracuse University and an M.B.A. with honors from the Columbia University Graduate School of Business.

The Honorable William F. Owens has been a member of our Board of Directors since October 2007. Since May 2007, Mr. Owens has served as a director of Highlands Acquisition Corp. Since March 2007, Mr. Owens has served as the non-executive Vice Chairman of the Board of RBS Greenwich Capital, an institutional banking and capital firm. He has also been a partner in the JCB Group, a Denver-based land development firm with projects in Colorado and Arizona, since January 2007. Mr. Owens is a Director of Key Energy Services, Inc., a rig-based well service company providing oilfield services. In January 2007, he joined the University of Denver’s Institute for Public Policy Studies as a senior fellow. Mr. Owens served as the 40th Governor of the State of Colorado from 1999 to 2007. Mr. Owens served as a member of the Colorado House of Representatives from 1983 to 1989, the Colorado Senate from 1989 to 1995, and Colorado Treasurer from 1995 to 1999. Before his political career, Mr. Owens worked for 20 years in the private sector as a consultant with Deloitte and Touche, with the Gates Corporation, and as a director of a trade association. Mr. Owens received a B.S. from Stephen F. Austin State University and an M.A. from the Lyndon B. Johnson School of Public Affairs at the University of Texas at Austin.

Michael A. Henning has been a member of our Board of Directors since October 2007. Since May 2007, Mr. Henning has served as a director of Highlands Acquisition Corp. Since 2000, Mr. Henning has been the Chairman of the Audit Committee and a member of the Compensation Committee, and has previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses. Since August 2007, Mr. Henning has served as a director of Landstar System, Inc., a transportation and logistics services company. In December 2002, Mr. Henning joined the Board of Directors of Omnicom Group, Inc., a global communications company, where he also serves on the Audit Committee and the Compensation Committee. Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural CEO of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services from 1978 to 1985. From 1994 to 2000, Mr. Henning served as Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 CEOs from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning is presently on the Board of Trustees of St. Francis College in Brooklyn, New York and

St. Francis Prep in Queens, New York. Mr. Henning received a B.B.A from St. Francis College and a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant.

Deborah A. Zoullas has been a member of our Board of Directors since October 2007. Ms. Zoullas is currently a private investor. From July 2002 through July 2007, Ms. Zoullas served as a director of Armor Holdings, Inc. From December 1998 until December 2000, Ms. Zoullas served as the Executive Vice President of Sotheby’s Holdings, Inc. and during 2000 served on its board of directors. From 1974 until 1996, Ms. Zoullas worked in various capacities within the Investment Banking Division of Morgan Stanley & Co. Incorporated. Ms. Zoullas is an Advisory Director of Morgan Stanley, a member of the Advisory Board of the Stanford Business School, a Director of the Helena Rubenstein Foundation, a director of the Healthcare Chaplaincy and a member of the Executive Committee and Co-Chair of the Projects Committee of Memorial Sloan Kettering. Ms. Zoullas founded Creative Solutions, a start-up luxury goods venture in 2000. Ms. Zoullas received a B.A. from Smith College and an M.B.A. from the Stanford Graduate School of Business.

Number and Terms of Office of Directors

Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Michael A. Henning, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of William F. Owens, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Warren B. Kanders and Deborah A. Zoullas will expire at the third annual meeting of stockholders.

Executive Officer and Director Compensation

Members of our management team have not received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Kanders & Company, Inc., our founder, which is controlled by Warren B. Kanders, our Chief Executive Officer and Chairman of the Board of Directors, and employs each of Philip A. Baratelli, our Chief Financial Officer, and Gary M. Julien, our Vice President, Corporate Development, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Kanders & Company for our benefit and is not intended to provide any of our officers or directors or affiliates compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any members of our management team, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that each of William F. Owens, Michael A. Henning and Deborah A. Zoullas are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions that we may enter into, including our initial business combination, will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the Board of Directors, which will consist of Michael A. Henning, as chairman, William F. Owens and Deborah A. Zoullas, each of whom has been determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and

•	monitoring compliance with the terms of this offering on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify the noncompliance or otherwise cause compliance with the terms of this offering.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Michael A. Henning satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the Board of Directors, which will consist of William F. Owens, as chairman, and Deborah A. Zoullas, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

As described below, several of our officers and directors are subject to pre-existing fiduciary obligations to other entities which may seek to acquire a business that might be a suitable target for us. Although Mr. Kanders, our Chief Executive Officer and Chairman, will enter into an agreement with us pursuant to which he will agree with us that until we file a Current Report on Form 8-K with the SEC announcing our execution of a definitive agreement with respect to our initial business combination or our liquidation, he will not, directly or indirectly, become an initial stockholder, sponsor or promoter of any blank check company formed after the date of the agreement (except that he may, directly or indirectly, become an initial stockholder, sponsor or promoter of one such other blank check company after such time as Highlands Acquisition Corp. files a Current Report on Form 8-K with the SEC announcing its execution of a definitive agreement with respect to its initial business combination or its liquidation), our other officers and directors may in the future become affiliated with other blank check companies and our officers and directors, including Mr. Kanders, may in the future become affiliated with entities, including, among others, non-blank check public companies, hedge funds, private equity funds, venture capital funds and other investment vehicles and capital pools, which may be engaged in business activities similar to those intended to be conducted by us. Other than as previously described with regard to Mr. Kanders, our officers and directors will not be restricted from (i) investing in, or acquiring, directly or indirectly, the securities of any company listed on a national securities exchange (including, without limitation, NASDAQ) (except Mr. Kanders, pursuant to the agreement that he will enter into with us, may acquire no more than 10% of the stock of a blank check company) (ii) organizing, promoting or becoming involved with blank check companies or (iii) organizing, promoting or becoming involved with other investment vehicles with which they do not have a pre-existing disclosed relationship, having a business plan of acquiring an operating business.

To clarify the expectations that our Board of Directors has with respect to business opportunities, our Board of Directors has adopted resolutions renouncing, in accordance with Delaware law, any interest or expectancy of our company to be presented any business opportunity that comes to the attention of an officer or director of our company other than a business combination opportunity to acquire a privately held operating entity, if, and only if, (i) such entity has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) and the opportunity is to acquire substantially all of the assets or 50.1% or more of the voting securities of such entity or (ii) the opportunity to acquire such entity is presented by a third party to such officer or director expressly for consideration by us. With respect to all business opportunities, including those described in clause (i) above, but excluding those described in clause (ii) above, the obligation of our officers and directors to present a business opportunity to us which may be reasonably required to be presented to us under Delaware law is subject to any pre-existing fiduciary or other obligations the officer or director may owe to another entity. These resolutions adopted by our Board of Directors may not be amended or rescinded in any way except upon prior approval by the holders of a majority of our outstanding shares of common stock.

Certain of our officers and directors are executive officers and/or directors of other companies. As a result, each may have pre-existing fiduciary or other obligations to such companies that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any officer or director may initially identify a specific business opportunity that fits the acquisition criteria of our company as well as of another company to which the officer or director has a pre-existing fiduciary obligation, the officer or director will honor his pre-existing fiduciary or other legal obligations to such other company. Accordingly, there may be circumstances where officers and directors may not be in a position to present business opportunities to us unless the other companies have declined to accept such opportunities.

Each of Messrs. Baratelli and Julien is an executive officer of, and Mr. Kanders is a director of and beneficial owner of approximately 18.5% of the stock of, and each has a pre-existing fiduciary obligation to, Clarus Corporation, a publicly-held company with no current operating business, net operating loss carryforwards of approximately $223 million and approximately $85 million of cash and cash equivalents. Clarus Corporation is currently seeking an entity with minimum earnings before interest, taxes, depreciation and amortization of $25 million so as to be able to utilize the company’s tax-loss carryforwards. Clarus Corporation is not focusing on any particular industry in which to acquire a target business and is seeking a target with an experienced management team, significant market share and strong free cash flow generation. Additionally, Clarus Corporation is seeking to partner with the existing management of an acquisition target to grow the business over a long-term time horizon. Accordingly, to the extent that Messrs. Baratelli, Julien or Kanders may initially identify a suitable business opportunity, each will honor his pre-existing fiduciary obligation to Clarus

Corporation. As a result, each of Messrs. Baratelli, Julien or Kanders will not present opportunities to us unless he has first presented the opportunity to Clarus Corporation and Clarus Corporation has rejected it.

Each of Messrs. Baratelli and Julien is an executive officer of, and Mr. Kanders is a director of, and each has a pre-existing fiduciary obligation to, Highlands Acquisition Corp., a publicly-held blank check company with no current operating business and a trust account valued at approximately $134,830,000 as of October 15, 2007 (including deferred underwriting discounts and commissions). In addition, Messrs. Owens and Henning, two of our independent directors, are also directors of, and have pre-existing fiduciary duties to, Highlands Acquisition Corp. Each of Messrs. Baratelli, Julien and Kanders has agreed, until the earliest of Highlands Acquisition Corp.’s consummation of a business combination, liquidation or until such time as any of such individuals ceases to be an officer or director of Highlands Acquisition Corp., to present to Highlands Acquisition Corp., prior to presentation to any other person or entity, any business opportunity to acquire a privately held operating business, if, and only if, (i) the target entity has a fair market value between 80% of the balance in the Highlands Acquisition Corp. trust account (excluding deferred underwriting discounts and commissions) and $500 million, the target entity’s principal business operations are in the healthcare industry and the opportunity is to acquire substantially all of the assets or 50.1% or greater of the voting securities of the target entity or (ii) the target entity’s principal business operations are outside of the healthcare industry and the opportunity to acquire such target entity is presented by a third party to one of them expressly for consideration by Highlands Acquisition Corp. In order to minimize any potential conflicts of interest, we have agreed that we will not seek a target business in the healthcare industry unless and until Highlands Acquisition Corp. has either completed its initial business combination or liquidated.

Mr. Kanders is the Non-Executive Chairman of Stamford Industrial Group, Inc., a publicly held manufacturer of steel counterweights, which is seeking to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify its existing business lines. Mr. Kanders may be deemed to be the beneficial owner of approximately 33.6% of Stamford Industrial Group, Inc.’s outstanding common stock. In addition, Kanders & Company, our founder, is a party to a consulting agreement with Stamford Industrial Group, Inc. pursuant to which Kanders & Company has agreed to provide investment banking and financial advisory services to Stamford Industrial Group, Inc. on a non-exclusive basis, including, among other things, guidance and advice as to potential targets for mergers and acquisitions, joint ventures and strategic alliances. Under the consulting agreement, Kanders & Company receives an annual fee, which is paid monthly, and an additional fee paid in shares of common stock of Stamford Industrial Group, Inc. if annual revenues of Stamford Industrial Group, Inc. exceed a certain amount. Kanders & Company, is controlled by Mr. Kanders and employs Messrs. Baratelli and Julien. Although neither Mr. Baratelli nor Mr. Julien are employed by or have a fiduciary duty to Stamford Industrial Group, Inc., both may from time to time render consulting services to Stamford Industrial Group, Inc. as a result of the consulting arrangement between Kanders & Company and Stamford Industrial Group, Inc. As a result, this may impact the amount of time that these individuals will be able to devote to us.

Messrs. Kanders, Baratelli and Julien have entered into a business opportunity right of first review agreement with us which provides that, from the effective date of the registration statement of which this prospectus forms a part until the earlier of the consummation of our initial business combination or our liquidation in the event we do not consummate an initial business combination, we will have a right of first review with respect to any business combination opportunity of any of Messrs. Kanders, Baratelli or Julien (subject to any pre-existing fiduciary obligations they may have), if the business combination opportunity (i) is to acquire substantially all of the assets or 50.1% or more of the voting securities of one or more privately held operating entities that are not in the healthcare industry and (ii) has a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions).

Except under limited circumstances, the founder’s (including the founder’s common stock, founder’s warrants and the common stock issuable upon exercise of the founder’s warrants) units owned by our initial stockholders, will not be released from the transfer restrictions until 180 days after the consummation of our initial business combination, the private placement warrants will not be released from transfer restrictions until after the consummation of our business combination and the founder’s warrants and private placement warrants will expire worthless if a business combination is not consummated. Additionally, our initial stockholders do not have conversion rights and will not receive liquidation distributions with respect to any of their founder’s common stock. For the foregoing reasons, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate with which to effect a business combination.

In addition, although we do not expect our independent directors to present business opportunities to us, they may become aware of business opportunities that may be appropriate for presentation to us. In such instances they may determine to present these business opportunities to other entities with which they are or may be affiliated, in addition to, or instead of, presenting them to us.

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs. They will be free to allocate their time among their business activities and will devote only as much time as they deem necessary to our affairs. Accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

•	Our officers and directors may in the future become affiliated with entities, including, among others, blank check companies (except Mr. Kanders pursuant to his agreement not to become an initial stockholder, sponsor or promoter of any blank check company formed after the date of the agreement until certain events occur), public companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by our company.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any of our officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In connection with the vote required for any business combination, our initial stockholders have agreed to vote the founder’s common stock in accordance with the majority of votes cast by our public stockholders at the stockholders meeting called for the purpose of approving our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Our founder, officers and directors have agreed to vote any shares of common stock acquired in the offering or in the after market, including any shares of common stock purchased pursuant to the limit order, in favor of the business combination and the amendment to our amended and restated certificate of incorporation. In addition, our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founder’s common stock.

We do not anticipate consummating a business combination with an entity which is affiliated with any of our officers, directors or our founder and have not given any consideration towards entering into such a transaction. We also do not anticipate consummating a business combination with any entity that our management has had discussions with regarding a possible business combination with their other business activities or with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management team. However, we are not restricted from entering into such transactions and may do so if we determine that such a transaction is in our stockholders’ best interests. If we determine to enter into such a transaction, we would only do so if we obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, indicating that the business combination is fair to our public stockholders from a financial point of view and the business combination is approved by a majority of our independent directors. We expect that any such opinion would be included in our proxy soliciting materials provided to our stockholders in connection with the business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will likely be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows our stockholders to rely on their opinion will not be a factor in determining which firm to hire.

In no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering			After Offering(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Kanders & Company, Inc.(2)	11,413,750	(3)	99.25%	9,925,000	(4)	19.85	%(5)
Warren B. Kanders(2)	11,413,750	(3)	99.25%	9,925,000	(4)	19.85	%(5)
Philip A. Baratelli(2)	0		—	0		—
Gary M. Julien(2)	0		—	0		—
William F. Owens(2)	28,750	(6)	0.25%	25,000	(7)	0.05%
Michael A. Henning(2)	28,750	(8)	0.25%	25,000	(9)	0.05%
Deborah A. Zoullas(2)	28,750	(10)	0.25%	25,000	(11)	0.05%
All directors and executive officers as a group (6 individuals)	11,500,000	(12)	100%	10,000,000	(13)	100%

*	Less than one percent.
(1)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 1,500,000 founder’s units, consisting of 1,500,000 shares of founder’s common stock and 1,500,000 founder’s warrants, held by our initial stockholders.
(2)	The business address for Kanders & Company and for our officers and directors is One Landmark Square, 22nd Floor, Stamford, Connecticut 06901.
(3)	Represents shares of common stock held by Kanders & Company. Mr. Kanders, the President and principal stockholder of Kanders & Company, has voting and dispositive power over the shares of our common stock held by Kanders & Company and may be considered to have beneficial ownership of Kanders and Company’s interests in us. Does not include 11,413,750 shares of common stock issuable upon exercise of the founder’s warrants held by Kanders & Company, which are not currently exercisable and will not become exercisable within 60 days. Also does not include 6,000,000 shares of common stock issuable upon exercise of the private placement warrants that are to be purchased simultaneously with this offering by Kanders & Company.
(4)	Represents shares of common stock held by Kanders & Company. Mr. Kanders, the President and principal stockholder of Kanders & Company, has voting and dispositive power over the shares of our common stock held by Kanders & Company and may be considered to have beneficial ownership of Kanders & Company’s interest in us. Does not include 9,925,000 shares of common stock issuable upon exercise of the founder’s warrants held by Kanders & Company, which are not currently exercisable and will not become exercisable within 60 days. Also does not include 6,000,000 shares of common stock issuable upon exercise of the private placement warrants held by Kanders & Company.

(5)	Assuming Kanders & Company purchases the full $25 million worth of shares of common stock (at $9.75 per share) pursuant to the limit order agreement and we do not issue any securities in connection with our initial business combination, Kanders & Company would hold 12,489,102 shares of common stock, or approximately 25% of our outstanding shares of common stock. Assuming Kanders & Company does not purchase any shares of common stock pursuant to the limit order agreement and we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment private placement by Kanders & Company, Kanders & Company would hold 12,425,000 shares of common stock, or approximately 23.7% of our outstanding shares of common stock. Mr. Kanders, the President and principal stockholder of Kanders & Company, has voting and dispositive power over the shares of our common stock held by Kanders & Company and may be considered to have beneficial ownership of Kanders & Company’s interest in us.
(6)	Does not include 28,750 shares of common stock issuable upon exercise of the founder’s warrants held by Mr. Owens, which are not currently exercisable and will not become exercisable within 60 days.
(7)	Does not include 25,000 shares of common stock issuable upon exercise of the founder’s warrants held by Mr. Owens, which are not currently exercisable and will not become exercisable within 60 days.
(8)	Does not include 28,750 shares of common stock issuable upon exercise of the founder’s warrants held by Mr. Henning, which are not currently exercisable and will not become exercisable within 60 days.
(9)	Does not include 25,000 shares of common stock issuable upon exercise of the founder’s warrants held by Mr. Henning, which are not currently exercisable and will not become exercisable within 60 days.
(10)	Does not include 28,750 shares of common stock issuable upon exercise of the founder’s warrants held by Ms. Zoullas, which are not currently exercisable and will not become exercisable within 60 days.
(11)	Does not include 25,000 shares of common stock issuable upon exercise of the founder’s warrants held by Ms. Zoullas, which are not currently exercisable and will not become exercisable within 60 days.
(12)	Does not include (i) 11,500,000 shares of common stock issuable upon exercise of the founder’s warrants held by such individuals, which are not currently exercisable and will not become exercisable within 60 days and (ii) 6,000,000 shares of common stock issuable upon exercise of the private placement warrants.
(13)	Does not include (i) 10,000,000 shares of common stock issuable upon exercise of the founder’s warrants held by such individuals, which are not currently exercisable and will not become exercisable within 60 days and (ii) 6,000,000 shares of common stock issuable upon exercise of the private placement warrants.

Immediately after this offering, our initial stockholders will own 20% of the then issued and outstanding shares of our common stock. If the number of units we offer to the public is increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at 20% of our common stock after giving effect to this offering and the increase or decrease, if any, in the number of units offered hereby. Because of this ownership block, it may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved, which we refer to as the buyback period. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback period or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. The purchase of such shares of common stock will be made on behalf of our founder by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and our founder. Our founder has agreed to vote any shares acquired in this offering or in the secondary market, including those purchased pursuant to this limit order, in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence. As a result, our founder may be able to influence the outcome of the vote to approve our initial business combination. Our founder will participate in any liquidation distributions with respect to any shares of common stock purchased by it following consummation of this offering, including shares of common stock purchased pursuant to such limit order, in the event that we fail to complete our initial business combination. In addition, our founder has agreed that it will not sell or otherwise transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after the consummation of our initial business combination.

In the event that the buyback period expires and our founder has purchased less than $25 million of our common stock pursuant to the limit order, our founder will agree to purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order. The co-investment units will be identical to the units sold in this offering, except that they will not be transferable or saleable until 180 days after the consummation of our initial business combination. Proceeds from the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares by our public stockholders. The business purpose of the requirement to purchase the co-investment units is to provide additional capital to us and to demonstrate our founder’s further commitment to the completion of our initial business combination.

In the event that our founder does not fulfill all or any portion of its obligations to purchase shares of common stock pursuant to the limit order agreement or co-investment units when required to do so, our founder has agreed, and any permitted transferees thereof will agree, to sell and we have agreed to purchase all of the founders’ units for the same purchase price originally paid for them.

If and to the extent that the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to 1,500,000 units. Our initial stockholders will be required to forfeit only a number of units necessary for the founder’s common stock to represent 20% of our outstanding common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option but without giving effect to any purchase of units by our founder in this offering.

All of the founder’s units (including the founder’s common stock, the founder’s warrants and the common stock issuable upon exercise of the founder’s warrants) will be subject to transfer restrictions until 180 days after the consummation of our initial business combination. The founder’s common stock and founder’s warrants (including the common stock issuable upon exercise of these warrants) may cease to be subject to transfer restrictions earlier than as described above if:

•	the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the transfer restriction period, our initial stockholders will not be able to sell or transfer their founder’s units except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our initial stockholders or (vi) by private sales with respect to up to 33% of the founder’s units made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased ($0.002 per unit), in each case where the transferee agrees to identical transfer restrictions and voting, waiver and forfeiture provisions. Our initial stockholders and their permitted transferees will retain all other rights as stockholders with respect to the founder’s common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared, but excluding conversion rights. Any dividends declared and payable in shares of common stock will also be subject to transfer restrictions. In addition, the founder’s warrants will not become exercisable until after the completion of our initial business combination and after the public stockholders’ warrants become exercisable, if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after the business combination. If we are unable to effect a business combination and liquidate, our founder (or any transferees) will not receive any portion of the liquidation proceeds with respect to the founder’s common stock.

In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote the founder’s common stock in accordance with the majority of the votes cast by our public stockholders and to vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Our founder, officers and directors have also agreed to vote any shares acquired by them in or after this offering, including any shares of common stock purchased pursuant to the limit order, in favor of our initial business combination and the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with such business combination. Therefore, if our founder, officers or directors acquire shares in or after this offering, including pursuant to the limit order, they must vote such shares in favor of the proposed business combination and has, as a result, waive the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of the shares held by our public stockholders.

Effective August 21, 2007, our founder entered into an agreement with us to purchase 6,000,000 private placement warrants at a price of $1.00 per warrant ($6.0 million in the aggregate). Our founder is obligated to purchase the private placement warrants from us with its own funds simultaneously with the consummation of this offering. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $6.0 million purchase price of the private placement warrants will become part of the liquidating distribution to our public stockholders and the private placement warrants will expire worthless. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that (a) the private placement warrants will not be transferable or saleable by our founder (except (i) to its beneficiaries upon its liquidation or (ii) to our officers, directors and employees and persons affiliated with our founder, in each case where the transferee agrees to identical transfer restrictions, except that a permitted transferee of our founder who is an individual may also sell or transfer the private placement warrants (a) pursuant to exception (ii) noted above, (b) to relatives and trusts for estate planning purposes, (c) by virtue of the laws of descent and distribution upon death or (d) pursuant to a qualified domestic relations order, in each case where the transferee agrees to identical transfer restrictions) until we complete a business combination, (b) if we call the warrants for redemption, the private placement warrants will not be redeemable so long as such warrants are held by our founder or its permitted transferees and (c) may be exercised by our founder or its permitted transferees on a cashless basis.

Warren B. Kanders is our ‘‘promoter’’ as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 10, 2007, we issued 11,500,000 units, representing 11,500,000 shares of our common stock and 11,500,000 warrants included in the founder’s units to Kanders & Company, who we also refer to as our founder in this prospectus, for $25,000 in cash, at a purchase price of $0.002 per unit. On October 22, 2007, our founder transferred 28,750 units to each of our three independent directors for an aggregate purchase price of $187.50 or approximately $0.002 per unit. Our three independent directors who, together with our founder, we refer to as our initial stockholders throughout this prospectus, agreed to be bound by all of the same provisions to which our founder is bound with regard to the transferred units. If and to the extent that the underwriters determine not to exercise their over-allotment option in full, our initial stockholders have agreed to forfeit to us up to 1,500,000 of the units owned by them in proportion to the portion of the over-allotment option that was not exercised. If such units are forfeited, we would record the aggregate fair value of the units forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the units forfeited and the price paid to us for such forfeited units (which would be an aggregate total of approximately $3,261 for all 1,500,000 units). Upon receipt, such forfeited units would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the number of units we offer to the public is increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at 20% of our common stock after giving effect to this offering and the increase or decrease, if any, in the number of units offered hereby.

Our founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order for up to $25 million of our common stock commencing on the later of ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination and 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of our stockholders at which such initial business combination is to be approved, which we refer to as the buyback period. The limit order will require our founder to purchase, until the earlier of the expiration of the buyback period or until such purchases reach $25 million in the aggregate, any of our shares of common stock offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. The purchase of such shares of common stock will be made on behalf of our founder by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and our founder. Our founder has agreed to vote any shares acquired in this offering or in the secondary market, including those purchased pursuant to this limit order, in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence. As a result, our founder may be able to influence the outcome of the vote to approve our initial business combination. Our founder will participate in any liquidation distributions with respect to any shares of common stock purchased by it following consummation of this offering, including shares of common stock purchased pursuant to such limit order, in the event that we fail to complete our initial business combination. In addition, our founder has agreed that it will not sell or otherwise transfer any shares of common stock purchased by it pursuant to the limit order until 180 days after the consummation of our initial business combination.

In the event that the buyback period expires and our founder has purchased less than $25 million of our common stock pursuant to the limit order, our founder will agree to purchase from us, in a private placement to occur after the approval of our initial business combination by our stockholders and immediately prior to the consummation of our initial business combination, such number of units, at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of shares of our common stock purchased by our founder pursuant to the limit order. The co-investment units will be identical to the units sold in this offering, except that they will not be transferable or saleable until 180 days after the consummation of our initial business combination. Proceeds from the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares by our public stockholders. The business purpose of the requirement to purchase the co-investment units is to provide additional capital to us and to demonstrate our founder’s further commitment to the completion of our initial business combination.

In the event that our founder does not fulfill all or any portion of its obligations to purchase shares of common stock pursuant to the limit order agreement or co-investment units when required to do so, our founder has agreed, and any permitted transferees thereof will agree, to sell and we have agreed to purchase all of the founders’ units for the same purchase price originally paid for them.

Kanders & Company has committed, pursuant to a written subscription agreement dated as of August 21, 2007 with us and Citigroup Global Markets Inc., to purchase the 6,000,000 private placement warrants for a total purchase price of $6.0 million from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the private placement warrants will be delivered to Kane Kessler P.C., our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of private placement warrants, at least 24 hours prior to the date of this prospectus. Kane Kessler P.C. will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that (a) the private placement warrants will not be transferable or saleable by our founder (except (i) to its beneficiaries upon its liquidation or (ii) to our officers, directors and employees and persons affiliated with our founder, in each case where the transferee agrees to identical transfer restrictions, except that a permitted transferee of our founder who is an individual may also sell or transfer the private placement warrants (w) pursuant to exception (ii) noted above, (x) to relatives and trusts for estate planning purposes, (y) by virtue of the laws of descent and distribution upon death or (z) pursuant to a qualified domestic relations order, in each case where the transferee agrees to similar transfer restrictions) until after we complete a business combination, (b) if we call the warrants for redemption, the private placement warrants will not be redeemable so long as such warrants are held by our founder or its permitted transferees and (c) may be exercised by our founder or its permitted transferees on a cashless basis.

Pursuant to a registration rights agreement that we will enter into with our initial stockholders, the holders of a majority of the founder’s units, private placement warrants, co-investment units, any shares of common stock purchased pursuant to the limit order agreement and any underlying securities of the foregoing will be entitled to demand that we register the resale of such securities at any time commencing 30 days after we consummate our initial business combination. In addition, the holders of such securities will have certain ‘‘piggyback’’ registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the founder’s common stock, founder’s warrants (including the common stock issuable upon exercise of these warrants), co-investment units (and underlying securities) and any shares of common stock purchased pursuant to the limit order agreement will continue to be subject to transfer restrictions until the expiration of the restriction period applicable to each such security.

Kanders & Company, Inc., our founder, which is controlled by Warren B. Kanders, Chairman of our Board of Directors and Chief Executive Officer, and employs each of Philip A. Baratelli, our Chief Financial Officer, and Gary Julien, our Vice President, Corporate Development, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Kanders & Company $10,000 per month for these services. Mr. Kanders controls Kanders & Company. As a result, he will benefit from the transaction to the extent of his interest in Kanders & Company. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Kanders, Baratelli and Julien compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Stamford, Connecticut metropolitan area, that the fee charged by Kanders & Company is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Kanders & Company has loaned to us $100,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of August 21, 2008 or the consummation of this offering. We intend to repay the loan from the proceeds of this offering not being placed in the trust account.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the $100,000 of available proceeds not deposited in the trust account and interest income of up to $5.5 million on the balance in the trust account (subject to adjustment in the event the underwriters exercise their over-allotment option), such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all payments made to our officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our management team, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our founder, officers or directors or to any of their respective affiliates, prior to or with respect to the business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Related party policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than

10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer. A description of our procedures in connection with a potential business combination with an affiliate of one of our officers, directors or our founder, can be found in ‘‘Management – Conflicts of Interest.’’

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 11,500,000 shares of common stock included within the founder’s units are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. In no event will the common stock and warrants be traded separately until we have filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Founder’s Units

On August 10, 2007, we issued 11,500,000 of our units to our founder for $25,000 in cash, at a purchase price of approximately $0.002 per unit. On October 22, 2007, our founder transferred 28,750 units to each of our three independent directors for an aggregate purchase price of $187.50 or approximately $0.002 per unit. Our three independent directors who, together with our founder, we refer to as our initial stockholders throughout this prospectus, agreed to be bound by all of the same provisions to which our founder is bound with regard to the transferred units. The founder’s units are identical to the units being sold in this offering, except that:

•	up to 1,500,000 founder’s units are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full or in part by the underwriters;

•	the founder’s units, founder’s common stock and founder’s warrants (including the common stock issuable upon exercise of these warrants) are subject to certain transfer restrictions (provided that they may be transferred by our initial stockholders (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our initial stockholders or (vi) by private sales with respect to up to 33% of the founder’s units made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased ($0.002 per unit), in each case where the transferee agrees to identical transfer restrictions and voting, waiver and forfeiture provisions).

•	the founder’s warrants will become exercisable after the completion of our initial business combination and after the public stockholders’ warrants become exercisable if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after the business combination;

•	the founder’s warrants will not be redeemable by us as long as they are held by our initial stockholders or their permitted transferees;

•	the founder’s warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis;

•	our initial stockholders have agreed to vote the founder’s common stock in the same manner as a majority of the votes cast by our public stockholders in connection with the vote required to approve our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence;

•	our initial stockholders will not be able to exercise conversion rights with respect to the founder’s common stock; and

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder’s common stock if we fail to consummate a business combination.

Our initial stockholders have agreed, subject to limited exceptions, not to sell or otherwise transfer any of the founder’s units, founder’s common stock or founder’s warrants (including the common stock issuable upon exercise of these warrants) until 180 days after the consummation of our initial business combination. The foregoing transfer restrictions will terminate if: (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Pursuant to a registration rights agreement that we will enter into with our initial stockholders, the holders of a majority of the founder’s units, private placement warrants, co-investment units, any shares of common stock purchased pursuant to the limit order agreement and any underlying securities of the foregoing will be entitled to demand that we register the resale of such securities at any time commencing 30 days after we consummate our initial business combination.

If the number of units we offer to the public is increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at 20% of our common stock after giving effect to this offering and the increase or decrease, if any, in the number of units offered hereby.

Common Stock

As of the date of this prospectus, there are 11,500,000 shares of our common stock outstanding held by one stockholder of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 50,000,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the public stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote the founder’s common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our founder, officers and directors have agreed that they will vote any shares of common stock acquired in or after this offering, including shares of common stock purchased pursuant to the limit order, in favor of a proposed business combination. As a result, our founder, officers and directors will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering, including any shares of common stock purchased pursuant to the limit order. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our initial stockholders may vote all its shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with our initial business combination only if (i) a majority of the votes cast by our public stockholders at a duly held stockholders’ meeting are voted in favor of the business combination, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% minus one share of the shares sold in this offering both vote against the business combination and exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination prior to the 24 month anniversary of the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of the deferred underwriting discounts and commissions and any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets held outside of the trust account available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission together with any interest earned thereon and net of income taxes payable on such interest will be distributed to the public stockholders on a pro rata basis. Our initial stockholders have agreed to waive its to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founder’s common stock. Our initial stockholders will therefore not participate in any liquidation distribution with respect to such shares. It will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have antitakeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each public stockholders’ warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	12 months from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption. The founder’s warrants and the private placement warrants are subject to the same waiting period as the public stockholders’ warrants, consequently they cannot be exercised prior to the time that the public stockholders may exercise their warrants.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may call the outstanding warrants (except as described below with respect to the private placement warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (i) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (ii) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management exercises this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the ‘‘fair market value’’ in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders would still be entitled to exercise their founder’s warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (if we do not require cashless exercise), by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Founder’s Warrants and Private Placement Warrants

The founder’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that (i) the founder’s warrants will become exercisable after our consummation of a business combination and after the public stockholders’ warrants become exercisable if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the business combination, (ii) the founder’s warrants will not be redeemable by us as long as they are held by our initial stockholders or their permitted transferees and (iii) may be exercised by our initial stockholders or their permitted transferees on a cashless basis. In addition, the founder’s warrants and the underlying common stock are entitled to registration rights commencing 30 days after the consummation of our initial business combination under an agreement to be signed on or before the date of this prospectus. The founder’s warrants are subject to the transfer restrictions described above under the caption ‘‘Founder’s Units.’’

The private placement warrants will be identical to the warrants underlying the units being offered by this prospectus except that (i) the warrants will not be transferable or saleable by our founder (except in certain limited circumstances, see the section titled ‘‘Certain Relationships and Related Transactions’’) until after we complete a business combination, (ii) if we call the warrants for redemption, the private placement warrants will not be redeemable so long as such warrants are held by our founder or its permitted transferees and (iii) may be exercised by our founder or its permitted transferees on a cashless basis. In addition, commencing 30 days after the consummation of our initial business combination, the private placement warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

If holders of the founder’s warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ means the average reported last sale price of our common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is sent to us. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial stockholders, or their permitted transferees, is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. Unlike public stockholders who could exercise their warrants and sell the shares of common stock received from such exercise in the open market in order to recoup the cost of such exercise, insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder Action; Special meeting of stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our chief executive officer or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they knowingly or intentionally violated their duty of loyalty to us or our stockholders, acted in bad faith, violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 50,000,000 shares of common stock outstanding. Of these shares, the 40,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 10,000,000 shares, which are owned by our initial stockholders, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to         , 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 500,000 shares immediately after this offering (or 575,000 if the underwriters exercise their over-allotment option in full); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as ‘‘underwriters’’ under the

Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Registration rights

Pursuant to a registration rights agreement that we will enter into with our initial stockholders, the holders of a majority of the founder’s units, private placement warrants, co-investment units, any shares of common stock purchased pursuant to the limit order agreement and any underlying securities of the foregoing will be entitled to demand that we register the resale of such securities at any time commencing 30 days after we consummate our initial business combination. In addition, the holders of such securities will have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. However, the founder’s common stock and founder’s warrants, including the common stock issuable upon exercise of these warrants, will continue to be subject to transfer restrictions until 180 days after consummation of our initial business combination.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol ‘‘    .U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘    ’’ and ‘‘    .WS,’’ respectively. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will, or will continue to, be listed on the American Stock Exchange in the future. Additionally, in connection with our initial business combination, the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

TAXATION

United States Federal Income and Estate Tax Considerations

The following is a general summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or foreign tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this Prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this Prospectus, the term ‘‘U.S. person’’ means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business – Effecting a Business Combination – Conversion rights,’’ may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (2) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders – Taxation of Distributions’’, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in his remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant. If the cashless exercise were otherwise treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would likely be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in ‘‘— U.S. Holders – Possible Constructive Dividends’’, above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘United States real property holding corporation’’ (see ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under ‘‘U.S. Holders – Exercise of a Warrant’’ above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘United States real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10 percent withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under ‘‘U.S. Holders – Conversion of Common Stock’’ above, and the consequences of the conversion to the non-U.S. holder will be as described above under ‘‘Non-U.S. Holders – Taxation of Distributions’’ and ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,’’ as applicable.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S.. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC.
Wm Smith & Co.
Total	40,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $         per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $        unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 6,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers, directors and initial stockholders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In addition, our initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founder’s units, founder’s common stock or founder’s warrants (including the common stock issuable upon exercise of these warrants) until 180 days following the date we complete our initial business combination and our founder has agreed, subject to certain exceptions, not to sell or otherwise transfer any of the private placement warrants until we complete our initial business combination and any of the co-investment units (including the underlying securities) and any shares of common stock purchased pursuant to the limit order until 180 days after the consummation of our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol ‘‘    .U’’ and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘    ’’ and ‘‘    .WS,’’ respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Kanders Acquisition Company, Inc.
	No Exercise	Full Exercise
Per unit	$0.70	$0.70
Total	$28,000,000.00	$32,200,000.00

The amounts paid by us in the table above include approximately $13.0 million in deferred underwriting discounts and commissions (or $14.95) million if the over-allotment option is exercised in full), an amount equal to 3.25% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriters’ discounts and commissions, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $850,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Citigroup Global Markets Inc. acted as sole bookrunning manager and representative of the underwriters in the initial public offering of Highlands Acquisition Corp. of which Mr. Kanders is a director and stockholder, Mr. Baratelli is Chief Financial Officer, Mr. Julien is Vice President, Corporate Development, and each of Messrs. Owens and Henning is a director.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Kane Kessler, P.C., New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, as amended, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Bingham McCutchen LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Kanders Acquisition Company, Inc. at September 30, 2007 and for the period from August 10, 2007 (inception) through September 30, 2007 included in this Prospectus and Registration Statement have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, as set forth in their report. appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Securities Exchange Act of 1934, as amended, and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Kanders Acquisition Company, Inc.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Kanders Acquisition Company, Inc.

We have audited the accompanying balance sheet of Kanders Acquisition Company, Inc. (a corporation in the development stage) (the ‘‘Company’’) as of September 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from August 10, 2007 (inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kanders Acquisition Company, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period from August 10, 2007 (inception) to September 30, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 2, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
October 23, 2007

Kanders Acquisition Company, Inc.
(a corporation in the development stage)

BALANCE SHEET

September 30, 2007
ASSETS
Current assets – Cash	$115,000
Deferred offering costs (Note 3)	150,000
Total assets	$265,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable	$76,333
Accrued Expenses	64,667
Note payable to Founder (Note 4)	100,000
Total liabilities	$241,000
Commitments (Note 5)
Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 5,000,000 shares; none issued and outstanding	—
Common stock, $.0001 par value
Authorized 250,000,000 shares
Issued and outstanding 11,500,000 shares	1,150
Additional paid-in capital	23,850
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total liabilities and stockholders’ equity	$265,000

The accompanying notes should be read in conjunction with the Financial Statements.

Kanders Acquisition Company, Inc.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period August 10, 2007 (inception) to September 30, 2007

Formation costs	$1,000
Net loss	$(1,000)
Weighted average shares outstanding – basic and diluted	11,500,000
Net loss per share – basic and diluted	$(0.00)

The accompanying notes should be read in conjunction with the Financial Statements.

Kanders Acquisition Company, Inc.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period August 10, 2007 (inception) to September 30, 2007

	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Issuance of units to Founder on August 10, 2007 at approximately $0.002 per unit	11,500,000	$1,150	$23,850	$—	$25,000
Net Loss				(1,000)	(1,000)
Balance at September 30, 2007	11,500,000	$1,150	$23,850	$(1,000)	$24,000

The accompanying notes should be read in conjunction with the Financial Statements.

Kanders Acquisition Company, Inc.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period August 10, 2007 (inception) to September 30, 2007

Cash flows from operating activities
Net loss	$(1,000)
Increase in accrued expenses	1,000
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of units to Founder	25,000
Proceeds from note payable to Founder	100,000
Payment of costs relating to Proposed Offering	(10,000)
Net cash provided by financing activities	115,000
Net increase in cash	115,000
Cash at beginning of period	—
Cash at end of period	$115,000
Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued expenses and accounts payable	$140,000

The accompanying notes should be read in conjunction with the Financial Statements.

Kanders Acquisition Company, Inc.
(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations

Kanders Acquisition Company, Inc. (the ‘‘Company’’) was incorporated in Delaware on August 10, 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses (‘‘Business Combination’’).

At September 30, 2007, the Company had not yet commenced any operations. All activity through September 30, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 40,000,000 units (‘‘Units’’) which is discussed in Note 2 (‘‘Proposed Offering’’). This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.75 per Unit sold in the Proposed Offering (or approximately $9.73 per Unit if the underwriters’ over-allotment option is exercised in full) will be held in a trust account (‘‘Trust Account’’) and invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Kanders & Company, Inc., the Company’s founder (the ‘‘Founder’’) has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that it will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective Business Combinations and continuing general and administrative expenses. Additionally, up to $5.5 million of interest, subject to adjustment, earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for stockholder approval. In the event that (i) a majority of the outstanding shares of common stock sold in the Proposed Offering vote against the Business Combination, (ii) the proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence is not approved by the holders of a majority of the Company’s outstanding shares of common stock, or (iii) public stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s stockholders prior to the

Proposed Offering have agreed to vote their 11,500,000 founding shares of common stock (up to 1,500,000 of such founding shares of common stock are subject to forfeiture by such stockholders if the underwriters do not exercise their over-allotment option) in accordance with the vote of the majority of the shares voted by all the holders of the shares sold in the Proposed Offering (‘‘Public Stockholders’’) with respect to any Business Combination and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence. After consummation of a Business Combination, these voting provisions will no longer be applicable. The Company’s stockholders prior to the Proposed Offering have agreed to vote any shares of common stock acquired in, or after, the Proposed Offering in favor of the Business Combination.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share  conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. The Company will proceed with the Business Combination if Public Stockholders owning no more than 30% minus one share of the shares sold in the Proposed Offering both vote against the Business Combination and exercise their conversion rights. Accordingly, Public Stockholders holding 11,999,999 shares sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Company’s stockholders prior to the consummation of the Proposed Offering.

The Company’s amended and restated certificate of incorporation provides that the Company will continue in existence only until the 24 month anniversary of the consummation of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 30, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 11,500,000 outstanding warrants issued in connection with the initial unit purchase by the Founder has not been considered in diluted loss per share calculations since the effect of such warrants would be antidilutive.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Proposed Public Offering

The Proposed Offering contemplates the Company offering for public sale up to 40,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 6,000,000 Units solely to cover underwriters’ over-allotments, if any). Each Unit will consist of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (‘‘Warrants’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of the completion of a Business Combination or 12 months from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may redeem all of the Warrants, at a price of $.01 per Warrant upon 30 days’ prior notice while the Warrants are exercisable, and there is an effective registration statement covering the common stock issuable upon exercise of the Warrants current and available, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (i) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (ii) the fair market value. The ‘‘fair market value’’ means the average reported last sale price of the Company’s common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company will only be required to use its best efforts to maintain the effectiveness of the registration statement covering the common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.25% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

To the extent that the underwriters do not exercise their over-allotment option to purchase an additional 6,000,000 units of the Company in the proposed public offering, the Company’s stockholders prior to the Proposed Offering agreed that they shall return to the Company for cancellation, at no cost, a number of units held by them necessary for the shares of common stock held by them to represent 20% of the Company’s outstanding common stock after giving effect to the Proposed Offering and the exercise, if any, of the underwriters’ over-allotment option.

3.	Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

4.	Note Payable, Founder

The Company issued an unsecured promissory note in a principal amount of $100,000 to its Founder on August 21, 2007. The note is non-interest bearing and is payable on the earlier of August 21, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5.	Commitments and Related Party Transactions

The Company presently occupies office space provided by the Founder. The Founder has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay the Founder a total of $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to an agreement which the Company’s stockholders prior to the Proposed Offering will enter into with the Company and the underwriters, they will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Founder has committed to purchase a total of 6,000,000 Warrants (‘‘Private Placement Warrants’’) at $1.00 per Warrant (for an aggregate purchase price of $6,000,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Private Placement Warrants to be purchased by the Founder will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that they are non-redeemable by the Company if held by the Founder or its permitted transferees and can be exercised on a cashless basis. Furthermore, the Founder has agreed that the Private Placement Warrants will not be sold or transferred by it until after the Company has completed a Business Combination, subject to certain limited exceptions. The purchase price of the Private Placement Warrants approximates the fair value of such warrants.

The Founder will enter into an agreement with Citigroup Global Markets Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which it will place a limit order (the ‘‘Limit Order’’) for up to $25 million of the Company’s common stock commencing on the later of ten business days after the Company files a Current Report on Form 8-K announcing the execution of a definitive agreement for a Business Combination and 60 days after termination of the ‘‘restricted period’’ in connection with the Proposed Offering under Regulation M of the Securities Exchange Act of 1934, as amended, and ending on the business day immediately preceding the record date for the meeting of the Company’s stockholders at which the Business Combination is to be approved (the ‘‘Buyback Period’’). The Limit Order will require the Founder to purchase, until the earlier of the expiration of the Buyback Period or until such purchases reach $25 million in the aggregate, any of the shares of common stock of the Company offered for sale (and not purchased by another investor) at a price per share as determined in accordance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, provided that such price per share does not exceed the per share amount held in our trust account as reported in such Form 8-K and such purchase is otherwise made in compliance with Rule 10b-18 promulgated under the Securities Act of 1934, as amended, and any other applicable law. The Founder will participate in any liquidation distributions with respect to any shares of common stock purchased by it following consummation of the Proposed Offering, including shares of common stock purchased pursuant to the Limit Order, in the event that the Company fails to complete a Business Combination. In addition, the Founder will agree that it will not sell or otherwise transfer any shares of common stock purchased by it pursuant to the Limit Order until 180 days after the consummation of the Business Combination by the Company.

In the event that the Buyback Period expires and the Founder has purchased less than $25 million of common stock pursuant to the Limit Order, the Founder will agree to purchase from the Company, in a private placement to occur subsequent to the approval of the Business Combination by the Company’s stockholders and immediately prior to the consummation of the Business Combination, such number of units (the ‘‘Co-Investment Units’’), at $10.00 per unit, as shall be necessary to reach an aggregate purchase price equal to the difference between $25 million and the aggregate purchase price of the shares of common stock purchased by the Founder pursuant to the Limit Order. The Co-investment Units will be identical to the units sold in the Proposed Offering, except that they will not be transferable or saleable until 180 days after the consummation of the Business Combination by the Company. Proceeds from the sale of the Co-Investment Units will not be deposited into the trust account and will not be available for distribution to the Public Stockholders in the event of a liquidation of the trust account or upon conversion of shares by the Public Stockholders.

The Company’s stockholders prior to the Proposed Offering will be entitled to registration rights with respect to their founding units, Private Placement Warrants (or underlying securities), Co-Investment Units (or underlying securities) and shares of common stock purchased pursuant to the limit order agreement pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

6.	Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$400,000,000

Kanders Acquisition Company, Inc.

40,000,000 Units

PROSPECTUS

            , 2007

Citi

Wachovia Securities
Wm Smith & Co.

Until             , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	24,714
FINRA filing fee	75,500
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	50,000
Printing and engraving expenses	100,000
Legal fees and expenses	400,000
Miscellaneous	128,786	(2)
Total	$850,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock and $2,400 for acting as warrant agent for the registrant’s warrants.
(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

‘‘The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.’’

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following units without registration under the Securities Act:

Stockholders	Number of Units
Kanders & Company	11,500,000

Each unit consists of one share of common stock and one warrant, each to purchase one share of common stock. Such units were issued on August 10, 2007 to Kanders & Company, Inc., an accredited investor, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the entity above were sold for an offering price of $25,000 at a purchase price of approximately $0.002 per unit.

In addition, Kanders & Company has committed to purchase from us, 6,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $6.0 million). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by Kanders & Company was made pursuant to a Subscription Agreement, dated as of August 10, 2007 and amended and restated on October 22, 2007 (the form of which was filed as Exhibit 10.9 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such entities are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Amended and Restated Certificate of Incorporation.**
3.2	By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Kane Kessler, P.C.**
10.1	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Philip A. Baratelli.**
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Gary M. Julien.**
10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Warren B. Kanders.**
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.5	Form of Letter Agreement between Kanders & Company, Inc. and Registrant regarding administrative support.**
10.6	Form of Promissory Note issued to Kanders & Company, Inc.
10.7	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.8	Form of Private Placement Warrant Subscription Agreements among the Registrant, Kane Kessler, P.C. and Kanders & Company.**
10.9	Amended and Restated Unit Subscription Agreement between Kanders & Company, Inc. and the Registrant.
14	Form of Code of Ethics.**
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.**
99.2	Form of Nominating Committee Charter.**

**	To be filed by amendment.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 24th day of October, 2007.

KANDERS ACQUISITION COMPANY, INC.
By:	/s/ Warren B. Kanders
Name: Warren B. Kanders Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Kanders Acquisition Company, Inc. hereby severally constitute and appoint each of Warren B. Kanders and Philip A. Baratelli as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren B. Kanders	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 24, 2007

Warren B. Kanders

/s/ Philip A. Baratelli	Chief Financial Officer (Principal Accounting Officer)	October 24, 2007

Philip A. Baratelli

/s/ William F. Owens	Director	October 24, 2007

William F. Owens

/s/ Michael A. Henning	Director	October 24, 2007

Michael A. Henning

/s/ Deborah A. Zoullas	Director	October 24, 2007

Deborah A. Zoullas